Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
Voyager Space Holdings, Inc.
The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), certifies as follows:
Section 1.    Name. The name of the corporation is Voyager Space Holdings, Inc. (the “Corporation”).
Section 2.    Incorporator; Registered Office and Agent
(a)Incorporator. The name and mailing address of the incorporator are: Dylan Taylor, 1401 17th Street, 12th Floor, Denver Co 80202. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware, and the initial director of the Corporation shall be as set forth in Section 7.
(b)Registered Agent. The name and address of the registered agent of the Corporation in the State of Delaware is Corporate Creations NetworkInc., 3411 Silverside Road Tatnall Building #104, Wilmington, DE 19810, New Castle County, or such other agent and address as the Board of Directors of the Corporation (the “Board”) shall from time to time select.
Section 3.    Purpose and Business. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL, including, but not limited to the following:
(a)The Corporation may at any time exercise such rights, privileges, and powers, when not inconsistent with the purposes and object for which this Corporation is organized.
(b)The Corporation shall have power to have succession by its corporate name in perpetuity, or until dissolved and its affairs wound up according to law.
(c)The Corporation shall have power to sue and be sued in any court of law or equity.
(d)The Corporation shall have power to make contracts.
(e)The Corporation shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Delaware, or in any other state, territory or country.
(f)The Corporation shall have power to appoint such officers and agents as the affairs of the Corporation shall requite and allow them suitable compensation.
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(g)The Corporation shall have power to make bylaws not inconsistent with the constitution or laws of the United States, or of the State of Delaware, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business and the calling and holding of meetings of stockholders.
(h)The Corporation shall have the power to wind up and dissolve itself, or be wound up or dissolved.
(i)The Corporation shall have the power to adopt and use a common seal or stamp, or to not use such seal or stamp and if one is used, to alter the same. The use of a seal or stamp by the Corporation on any corporate documents is not necessary. The Corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document.
(j)The Corporation shall have the power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidence of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for another lawful object.
(k)The Corporation shall have the power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidence in indebtedness created by any other corporation or corporations in the State of Delaware, or any other state or government and, while the owner of such stock, bonds, securities or evidence of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.
(l)The Corporation shall have the power to purchase, hold, sell and transfer shares of its own capital stock and use therefore its capital, capital surplus, surplus or other property or fund.
(m)The Corporation shall have to conduct business, have one or more offices and hold, purchase, mortgage and convey real and personal property in the State of Delaware and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia and in any foreign country.
(n)The Corporation shall have the power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its Certificate of Incorporation, or any amendments thereof, or necessary or incidental to the protection and benefit of the Corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether or not such business is similar in nature to the purposes set forth in the Certificate of Incorporation of the Corporation, or any amendment thereof.
(o)The Corporation shall have the power to make donations for the public welfare or for charitable, scientific or educational purposes.
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(p)The Corporation shall have the power to enter partnerships, general or limited, or joint ventures, in connection with any lawful activities.
Section 4.    Capital Stock.
(a)Classes and Number of Shares. The total number of shares of all classes of stock, which the Corporation shall have authority to issue shall be Two Hundred and Fifty Million (250,000,000) shares of common stock, par value of $0.0001 per share (the “Common Stock”) and Ten Million (10,000,000) shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”).
(b)Powers and Rights of Common Stock.
(i)Preemptive Right. No shareholders of the Corporation holding Common Stock shall have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges unless so authorized by the Corporation.
(ii)Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his/her name.
(iii)Dividends and Distributions.
(A)Cash Dividends. Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available therefore; and
(B)Other Dividends and Distributions. The Board may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock.
(iv)Other Rights. Except as otherwise required by the DGCL and as may otherwise be provided in this Certificate of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation.
(c)Classes of Preferred Stock. The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board in its sole discretion, authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:
(i)The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;
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(ii)the voting powers, if any, of the shares of such series and whether such voting powers are full or limited;
(iii)the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;
(iv)whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series;
(v)the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;
(vi)the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation or other entity, and the rates or other determinants of conversion or exchange applicable thereto;
(vii)the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity;
(viii)the provisions, if any, of a sinking fund applicable to such series; and
(ix)any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof, of such series.
(d)Issuance of the Common Stock and the Preferred Stock.  The Board may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of the Preferred Stock, in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred stock (collectively “securities”). The securities must be issued for such consideration, including cash, property, or services, as the Board may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value of the shares issued. Any shares issued for which the consideration so fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less that the par value of the shares so issued. The Board may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.
(e)Cumulative Voting. Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.
(f)One Class. Except as otherwise required by the DGCL, this Certificate of Incorporation, or any designation for a class of Preferred Stock (which may provide
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that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all mattes submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.
Section 5.    Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and subject to Section 6, the Board is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the bylaws of the Corporation (the “Bylaws”).
Section 6.    Shareholder Amendment of Bylaws. Notwithstanding Section 5, the Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than fifty-one percent (51%) of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single voting class.
Section 7.    Board of Directors. The business and affairs of the Corporation shall be managed by and under the direction of the Board. The first Board shall initially consist of one (1) person. The initial director of the Corporation shall be as follows, and his mailing addresses is as follows: Dylan Taylor, 1401 17th Street, 12th Floor, Denver Co 80202. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, the number of directors of the Corporation may be amended from time to time as set forth in the Bylaws. The exact number of directors shall be fixed from time to time by the Board pursuant to resolution adopted by a majority of the full Board. Directors need not be stockholders.
Section 8.    Powers of Board. In furtherance and not in limitation of the powers conferred by the laws of the DGCL, the Board is expressly authorized and empowered:
(a)To make, alter, amend, and repeal the Bylaws;
(b)Subject to the applicable provisions of the Bylaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to stockholder inspection, provided that no stockholder shall have any right to inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board or of the stockholders of the Corporation;
(c)To authorize and issue, without stockholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the Corporation, including after-acquired property;
(d)To determine whether any and, if so, what part of the earned surplus of the Corporation shall be paid in dividends to the stockholders, and to direct and determine other use and disposition of any such earned surplus;
(e)To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose;
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(f)To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the Corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations;
(g)to designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by the resolution or the Bylaws, shall have and may exercise the powers of the Board; and
(h)To provide for the reasonable compensation of its own members by Bylaw, and to fix the terms and conditions upon which such compensation will be paid; and
In addition to the powers and authority hereinbefore, or by statute, expressly conferred upon it, the Board may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation, and of the Bylaws of the Corporation.
Section 9.    Interested Directors. No contract or transaction between this Corporation and any of its directors, or between this Corporation and any other corporation, firm, association, or other legal entity shall be invalidated by reason of the fact that the director of the Corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that: (1) the interest of each such director shall have been disclosed to or known by the Board and a disinterested majority of the Board shall have, nonetheless, ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of DGCL Title 8, Section 144 are met.
Section 10.    Term of Board of Directors. Except as otherwise required by applicable law, each director shall serve for a term ending on the date of the third Annual Meeting of Stockholders of the Corporation (the “Annual Meeting”) following the Annual Meeting at which such director was elected. All directors shall have equal standing. Notwithstanding the foregoing provisions of this Section 10 each director shall serve until their successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected in connection with rights to elect such additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board establishing such class or series.
Section 11.    Vacancies on Board of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board resulting from death, resignation, removal, or other causes, shall be filled solely by the quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the
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remainder of the full term of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified or until such director’s death, resignation or removal, whichever first occurs.
Section 12.    Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.
Section 13.    Stockholder Action. Any action required or permitted to be taken by the stockholders of the Corporation must be effective at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation, unless such action requiring or permitting stockholder approval is approved by a majority of the directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of voting stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and this Certificate of Incorporation have been satisfied.
Section 14.    Special Stockholder Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by Board, within the limits fixed by law.
Section 15.    Location of Stockholder Meetings. Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.
Section 16.    Private Property of Stockholders. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever and the stockholders shall not be personally liable for the payment of the Corporation’s debts.
Section 17.    Amendments. The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law and all rights conferred on stockholders herein granted subject to this reservation.
Section 18.    Term of Existence. The Corporation is to have perpetual existence.
Section 19.    Liability of Directors. No director of this Corporation shall have personal liability to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer. The foregoing provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of
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law, (iii) under applicable sections of the DGCL, (iv) the payment of dividends in violation of the DGCL or, (v) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 19 by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.
Section 20.    Indemnification.
(a)Each person (including here and hereinafter, the heirs, executors, administrators or estate of such person) (1) who is or was a director or officer of the Corporation or who is or was serving at the request of the Corporation in the position of a director, officer, trustee, partner, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, or (2) who is or was an agent or employee (other than an officer) of the Corporation and as to whom the Corporation has agreed to grant such indemnity, shall be indemnified by the Corporation as of right to the fullest extent permitted or authorized by current or future legislation or by current or future judicial or administrative decision (but, in the case of any future legislation or decision, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to the legislation or decision), against all fines, liabilities, settlements, costs and expenses, including attorneys’ fees, asserted against him or incurred by him in his capacity as such director, officer, trustee, partner, agent or employee, or arising out of his status as such director, officer, trustee, partner, agent or employee. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and any such person against any such fine, liability, cost or expense, including attorney’s fees, whether or not the Corporation would have the legal power to directly indemnify him against such liability.
(b)The rights granted under Section 20(a) shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such proceeding in advance of its final disposition (an “advancement of expenses”); except that, if the DGCL so requires, an advancement of expenses incurred by an beneficiary in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such beneficiary, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such beneficiary, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such beneficiary is not entitled to be indemnified for such expenses under this Section 20 or otherwise. The rights to indemnification and to the advancement of expenses conferred in this Section 20 shall be contract rights and such rights shall continue as to a beneficiary who has ceased to be a director or officer and shall inure to the benefit of the beneficiary’s heirs, executors and administrators. No amendment to this Section 20 that limits the Corporation’s obligation regarding advancement of expenses shall have any effect on that right for a claim arising out of an act or omission that occurs prior to the date of the amendment.
(c)The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent
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of the Corporation or an administrator or fiduciary with respect to any employee benefit plan to the fullest extent of the provisions of this Section 20 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
(d)Any indemnification or advancement of expenses made pursuant to this Section 20 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, this Certificate of Incorporation, the Bylaws or any agreement, vote of stockholders or disinterested directors or otherwise.
(e)If this Section 20 or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each director and officer of the Corporation to the fullest extent permitted by all portions of this Section 20 that has not been invalidated and to the fullest extent permitted by law.
Section 21.    Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.
Section 22.    Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Incorporation and shall not be deemed to limit or affect any of the provisions hereof.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation as of August 15, 2019.

Sole Incorporator

By:	/s/ Dylan Taylor
Dylan Taylor
Sole Incorporator
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CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
VOYAGER SPACE HOLDINGS, INC.
Voyager Space Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies that:
1.    The name of the corporation is Voyager Space Holdings, Inc. The corporation was incorporated under the name Voyager Space Holdings, Inc. and the original Certificate of Incorporation was filed with the Delaware Secretary of State on August 15, 2019.
2.    This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware by the directors and stockholders of the corporation.
3.    This Certificate of Amendment hereby amends the Certificate of Incorporation by amending and restating Section 4(a) in its entirety to read as follows:
“Section 4.    Capital Stock.
(a)    Classes and Number of Shares. The total number of shares of capital stock that the Corporation shall have authority to issue shall consist of (i) 250,000,000 shares of common stock, par value of $0.0001 per share (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”). Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, the shares of Common Stock issued and outstanding immediately prior to the Effective Time and any shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified as, and shall be combined and changed into, a smaller number of shares such that each 7.65335 shares of issued Common Stock immediately prior to the Effective Time shall be reclassified into, and shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined and changed into and become, one (1) validly issued, fully-paid and nonassessable share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Stock Split”). Notwithstanding the foregoing, no fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon, receipt after the Effective Time by the Corporation’s transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Stock Split Common Stock otherwise issuable to such holder), shall be entitled to receive cash (without interest) for such holder’s fractional share in an amount equal to the respective pro rata share of then then-prevailing fair market value for a whole share of Common Stock. From and after the Effective Time, certificates representing Common Stock outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, represent the number of whole shares of post-Reverse Stock Split Common Stock into which the shares of pre-Reverse Stock Split Common Stock shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Stock Split Common Stock) pursuant to the foregoing provisions; provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Stock Split Common Stock shall receive, upon surrender of such certificate, a new certificate delivered electronically representing the number of whole shares of post-Reverse Stock Split Common Stock into which the shares of pre-Reverse Stock Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Stock Split, as well as any cash in lieu of fractional shares of post-Reverse Stock Split Common Stock to which such holder may be entitled as set forth above; provided further, that any dividends or other distributions that may be declared after the Effective Time with respect to the number of post-Reverse Stock Split shares of Common Stock represented by that certificate will be withheld by the Corporation until that certificate has been properly presented for exchange, at which time all such withheld dividends that have not yet been paid to a public official pursuant to relevant abandoned property or escheat laws will be paid to the holder thereof or the holder’s designee, without interest. The Reverse Stock Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Stock Split Common Stock resulting from the Reverse Stock Split and held by a single record holder shall be aggregated.”
4.    Except as herein amended, the Certificate of Incorporation of the Corporation shall remain in full force and effect.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 18th day of February 2021.

VOYAGER SPACE HOLDINGS, INC.

/s/ Dylan Taylor
Name: Dylan Taylor
Title: Chief Executive Officer
2

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
VOYAGER SPACE HOLDINGS, INC.
Voyager Space Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:
FIRST: The name of the Corporation is Voyager Space Holdings, Inc.
SECOND: The Corporation’s Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 15, 2019.
THIRD: That this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware by the directors and stockholders of the corporation,
FOURTH: That the first sentence of Section 4(a) of the Certificate of Incorporation shall be deleted in its entirety and inserted in lieu thereof shall be the following:
The total number of shares of all classes of stock that the Corporation shall have authority to issue shall be Two Hundred and Fifty Million (250,000,000) shares of common stock, par value of $0.0001 per share (the “Common Stock”), and Twelve Million (12,000,000) shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”).
FIFTH: Except as herein amended, the Certificate of Incorporation of the Corporation shall remain in full force and effect.
[Signature page follows]

IN WITNESS WHEREOF, VOYAGER SPACE HOLDINGS, INC. has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by a duly authorized officer this 7th day of February, 2022.

VOYAGER SPACE HOLDINGS, INC.

By:	/s/ Dylan Taylor
Name: Dylan Taylor
Title: Chief Executive Officer
2

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATIONS OF PREFERENCES AND RIGHTS OF
SERIES A PREFERRED STOCK
OF
Voyager Space Holdings, Inc.
a Delaware corporation
The undersigned Chief Executive Officer of Voyager Space Holdings, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby file this Amended and Restated Certificate of Designations of Preferences and Rights of Series A Preferred Stock (this "Certificate of Designations") and DOES HEREBY CERTIFY pursuant to the authority contained in the Corporation's Certificate of Incorporation, and pursuant to the General Corporation Law of the State of Delaware, as follows:
FIRST: The name of the Corporation is Voyager Space Holdings, Inc.
SECOND: The Corporation's Certificate of Designations of Preferences and Rights of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on August 15, 2019.
THIRD: There is one share of Series A Preferred Stock issued and outstanding as of the date hereof.
FOURTH: This Amended and Restated Certificate of Designations of Preferences and Rights of Series A Preferred Stock was unanimously approved by the Board of Directors of the Corporation by a unanimous written consent of the Board of Directors of the Corporation dated March 2, 2020.
FIFTH: This Amended and Restated Certificate of Designations of Preferences and Rights of Series A Preferred Stock was unanimously approved by the holder of the one share of Series A Preferred Stock by a unanimous written consent of such stockholder dated March 2, 2020.
SIXTH: The Certificate of Incorporation of the Corporation authorizes the issuance by the Corporation of 250,000,000 shares of common stock, $0.0001 par value per share (the "Common Stock") and 10,000,000 shares of preferred stock, parvalue$0.0001 per share (the "Preferred Stock"), and, further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.
1.1.3

SEVENTH: The Board of Directors of the Corporation, acting in accordance with the provision of Sections 141 and 242 of the Delaware General Corporation Law by unanimous written consent of the Board of Directors of the Corporation dated March 2, 2020, the Board of Directors adopted resolutions, and such resolutions were approved by the holder of the sole share of Series A Preferred Stock via a written consent dated March 2, 2020, in each case to amend the Certificate of Designation of Preferences and Rights of Series A Preferred Stock to read in its entirety as follows:
CLASS A PREFERRED STOCK
Section 1. Powers and Rights of Class A Preferred Stock. There is hereby designated a class of Preferred Stock of the Corporation as the Class A Preferred Stock, par value $0.0001 per share of the Corporation (the "Class A Preferred Stock"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Class A Preferred Stock shall be as set forth in this Certificate of Designations of Preferences and Rights of Class A Preferred Stock (this "Certificate of Designations"). For purposes hereon, the holder of the share of Class A Preferred Stock shall be referred to as a "Class A Holder."
(a)    Number. The number of authorized shares of the Class A Preferred Stock is one (1) share.
(b)    Vote. Other than as set forth in Section 1(h) and Section 1(i), the share of Class A Preferred Stock shall have a number of votes at any time equal to (i) the number of votes then held or entitled to be made by all other equity securities of the Corporation, including, without limitation, the common stock, par value $0.0001 per share, of the Corporation (the "Common Stock"), debt securities of the Corporation or pursuant to any other agreement, contract or understanding of the Corporation, plus (ii) one (1). The Class A Preferred Stock shall vote on any matter submitted to the holders of the Common Stock, or any class thereof, for a vote, and shall vote together with the Common Stock, or any class thereof, as applicable, on such matter for as long as the share of Class A Preferred Stock is issued and outstanding. The Class A Preferred Stock shall not have the right to vote on any matter as to which solely another class of Preferred Stock of the Corporation is entitled to vote pursuant to the certificate of designations of such other class of Preferred Stock of the Corporation.
(c)    No Transfer. The share of Class A Preferred Stock may not be transferred by the original Class A Holder to whom the share of Class A Preferred Stock is initially issued by the Corporation, and any attempted transfer of such shares of Class A Preferred Stock, whether voluntary or by operation of law or otherwise, shall be void ab initio and of no force or effect and the Corporation shall not recognize the purposed transferee thereof as the holder of the share of Class A Preferred Stock, and such share of Class A Preferred Stock shall be deemed automatically redeemed by the Corporation as of immediately prior to any such transfer or attempted transfer, and the Class A Holder shall thereafter be entitled to receive solely a redemption price of $ 1.00 therefor.
(d)    No Conversion. The Class A Preferred Stock shall not be convertible into shares of any other class of stock of the Corporation.
(e)    No Dividends. The Class A Preferred Stock shall not be entitled to receive any dividends paid on any other class of stock of the Corporation.

2	1.1.3

(f)    No Preferences upon Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, a merger or consolidation of the Corporation wherein the Corporation is not the surviving entity, or a sale of all or substantially all of the assets of the Corporation, the Class A Preferred Stock shall not be entitled to receive any distribution of any of the assets or surplus funds of the Corporation and shall not participate with the Common Stock or any other class of stock of the Corporation therein.
(g)    No Participation. The Class A Preferred Stock shall not participate in any distributions or payments to the holders of the Common Stock or any other class of stock of the Corporation.
(h)    Amendment. The Corporation may not, and shall not, amend this Certificate of Designations without the prior written consent of the Class A Holder, voting separately as a single class, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of the Class A Holder.
(i)    Protective Provisions. In addition to any other rights and restrictions provided under applicable law, without first obtaining the affirmative vote or written consent of the Class A Holder, with the share of Class A Preferred Stock having one vote on such matter, the Corporation shall not amend or repeal any provision of this Certificate of Designations, including by merger, consolidation or otherwise, and any such act or transaction entered into without such vote or consent shall be null and void ab initio, and of no force or effect. In addition to any other rights and restrictions provided under applicable law, without first obtaining the affirmative vote or written consent Class A Holder, with the share of Class A Preferred Stock having one vote on such matter, the Corporation shall not amend or repeal any provision of, or add any provision to, the Corporation's Certificate of Incorporation or bylaws if such action would adversely alter or change the preferences, rights, privileges, or powers of, or restrictions provided for the benefit of, the Class A Preferred Stock, as reasonably determined by the Class A Holder, and any such act or transaction entered into without such vote or consent shall be null and void ab initio, and of no force or effect.
Section 2.    Miscellaneous.
(a)    Legend. Any certificates representing the Class A Preferred Stock shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):
THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.
1.1.3

(b)    Lost or Mutilated Class A Preferred Stock Certificate. If the certificate for the Class A Preferred Stock held by the Class A Holder shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the share of Class A Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Corporation.
(c)    Interpretation.If the Class A Holder shall commence an action or proceeding to enforce any provisions of this Certificate of Designations, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
(d)    Waiver. Any waiver by the Corporation or the Class A Holder of a breach of any provision of this Certificate of Designations shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designations. The failure of the Corporation or the Class A Holder to insist upon strict adherence to any term of this Certificate of Designations on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designations. Any waiver must be in writing.
(e)    Severability. If any provision of this Certificate of Designations is invalid, illegal or unenforceable, the balance of this Certificate of Designations shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

IN WITNESS WHEREOF, Voyager Space Holdings, Inc. has caused this Amended and Restated Certificate of Designations to be signed by a duly authorized officer on this 2nd day of March, 2020.

Voyager Space Holdings, Inc.

By:	/s/ Dylan Taylor
Name: Dylan Taylor
Title: Chief Executive Officer
1.1.3

VOYAGER SPACE HOLDING, INC.
CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151 of the General Corporation Law of the State of Delaware
CLASS A-1 CONVERTIBLE PREFERRED STOCK
(par value $0.0001 per share)
Voyager Space Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:
The Board of Directors of the Corporation, in accordance with the resolutions of the Board of Directors of the Corporation dated February 15, 2021, the Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”), the Bylaws of the Corporation (the “Bylaws”) and applicable law, adopted the following resolution on such date creating a series of 7,500,000 shares of preferred stock, par value $0.0001 per share, of the Corporation designated as “Class A-1 Preferred Stock”:
RESOLVED that, pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of preferred stock, par value $0.0001 per share, of the Corporation be, and hereby is, created and designated as the “Class A-1 Preferred Stock” and the Board of Directors hereby fixes and determines the number of shares, the designations, voting power, preferences, participations, optional, relative or special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series as set forth below:
Section 1.    Designation of Series and Number of Shares. The shares of such series of preferred stock shall be designated “Class A-1 Preferred Stock” (the “Class A-1 Preferred”), and the authorized number of shares that shall constitute such series shall be 7,500,000 shares, which may be decreased (but not below the number of shares of Class A-1 Preferred then issued and outstanding) from time to time by the Board of Directors. Shares of outstanding Class A-1 Preferred that are purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of preferred stock of the Corporation undesignated as to series.
Section 2.    Ranking. The Class A-1 Preferred will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with each class or series of capital stock the Corporation may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Class A-1 Preferred as to payment of dividends and distributions upon liquidation, winding up or dissolution of the Corporation (collectively, the “Parity Securities”), (2) senior to the Common Stock and each other class or series of capital stock the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Class A-1 Preferred as to payment of dividends and distributions upon liquidation, winding-up or dissolution of the Corporation (the “Junior Securities”), and (3) junior to the shares of such series of preferred stock of the Corporation designated “Class A Preferred” and each class or series of capital stock the Corporation may issue in the future the terms of which expressly provide that such class or series will rank senior to the Class A-1 Preferred as to payment of dividends and distributions upon liquidation, winding up or dissolution of the Corporation (“Senior Securities”).

Section 3.    Definitions. As used herein with respect to the Class A-1 Preferred:
“Accrued Value” means, with respect to each share of Class A-1 Preferred, the sum of (i) the Original Liquidation Preference plus (ii) an additional amount equal to the dollar value of any accrued dividends on such share of Class A-1 Preferred which have not been paid in accordance with the provisions of Section 4. Any increase in the Accrued Value shall take effect on the Dividend Accrual Date on which a dividend payment, or any portion thereof, is not paid in accordance with the provisions of Section 4.
“Acquisition Price” means the consideration paid per share of Common Stock in a Fundamental Change.
“Affiliate” has the meaning specified in Rule 15b-2 under the Exchange Act.
“Applicable Annual Rate” means a per annum rate equal to 8.0%.
“Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.
“Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.
“Bylaws” means the Bylaws of the Corporation, as may be amended from time to time.
“Certificate of Designations” means this Certificate of Designations relating to the Class A-1 Preferred, as it may be amended from time to time.
“Certification of Incorporation” means the Certificate of Incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.
“Closing” means the closing of the sale and issuance of shares of the Class A-1 Preferred in a private placement.
“Common Stock” means the Common Stock, par value $0.0001 per share, of the Corporation.
“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Class A-1 Preferred, and its successors and assigns or any successor Conversion Agent appointed by the Corporation.
“Conversion Date” has the meaning set forth in Section 9(e)(ii).
“Conversion Price” means, for the Class A-1 Preferred, initially, $10.00 per share, subject to adjustment in accordance with the provisions of Section 11 of this Certificate of Designations.
“Conversion Rate” means, for each share of Class A-1 Preferred, a rate equal to the quotient of (i) the Accrued Value of such share of Class A-1 Preferred divided by (ii) the Conversion Price.
“Corporation” means Voyager Space Holdings, Inc., a Delaware corporation.
“Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.

“Dividend Accrual Date” has the meaning set forth in Section 4(b).
“Dividend Period” has the meaning set forth in Section 4(b).
“DTC” means The Depository Trust Company and its successors or assigns.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Ex-Date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive such issuance or distribution.
“Fundamental Change” means the consummation of any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all the assets of the Corporation and its subsidiaries, taken as a whole (whether by means of a sale of the common equity of the Corporation or otherwise), to any Person other than one of the Corporation’s wholly-owned subsidiaries, in each case pursuant to which the Common Stock will be converted into, or receive a distribution of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving Person immediately after the transaction.
“GAAP” means accounting principles generally accepted in the United States of America.
“Holder” means the Person in whose name the shares of the Class A-1 Preferred are registered, which may be treated by the Corporation as the absolute owner of the shares of Class A-1 Preferred for the purpose of making payment and settling any conversions and for all other purposes.
“Holder Redemption Date” has the meaning set forth in Section 7(a).
“Independent Investment Bank” means a nationally recognized independent U.S. investment bank.
“Issue Date” means the date on which shares of the Class A-1 Preferred are first issued.
“Junior Securities” has the meaning set forth in Section 2.
“Liquidation Event” has the meaning set forth in Section 5(a).
“Mandatory Conversion Date” means the date on which each outstanding share of Class A-1 Preferred automatically converts into shares of Common Stock in accordance with the provisions of Section 10(a) or 10(b).
“Original Liquidation Preference” means, as to the Class A-1 Preferred, $ 10.00 per share.
“Parity Securities” has the meaning set forth in Section 2.
“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Per Share FMV” of the Common Stock or any other security on any date means:
(i)    the volume weighted average price per share of the Common Stock or per unit of such other security (in each case, determined by the Corporation using customary methods) on the Principal Stock Exchange for the 10 consecutive Trading Days immediately prior to such date; or
(ii)    if the Common Stock or such other security is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the fair market value per share of the Common Stock or such other security, as determined reasonably and in good faith by the Board of Directors, who may take into account various factors in its determination, including (1) the last quoted bid price for the Common Stock or such other security in the over-the-counter market as reported by OTC Link LLC or a similar organization over a period of Trading Days deemed reasonable and advisable by the Board of Directors, (2) if the Common Stock or such other security is not so quoted, the bid and ask prices for the Common Stock or such other security on the relevant date from Independent Investment Banks over a period of Trading Days deemed reasonable and advisable by the Board of Directors, (3) the opinion or appraisal of an Independent Investment Bank or a U.S. nationally recognized valuation firm, (4) the circumstances of any proposed transaction, including the availability of willing third party buyers or the financial condition or liquidity requirements of the Corporation, (5) the lack of a market for the Common Stock and the limited liquidity with respect thereto, and (6) any other factors deemed relevant by the Board of Directors in its reasonable judgment.
The Per Share FMV of the Common Stock or such other security shall be determined without reference to extended or after-hours trading.
“Principal Stock Exchange” means, with respect to a security, the primary U.S. national or regional stock exchange on which such security is listed for trading.
“Public Offering Price” means the price per share at which Common Stock is offered and sold to the public pursuant to a Qualifying Public Offering.
“Qualifying Public Offering” means a firm-commitment underwritten public offering of Common Stock listed on a national securities exchange, whether primary or secondary, registered with the Securities and Exchange Commission, the gross proceeds of which exceed $50.0 million, which amount may be lowered by the Corporation upon receiving approval of a majority of the then-outstanding shares of the Class A-1 Preferred.
“Record Date” has the meaning set forth in Section 4(b).
“Reference Property” has the meaning set forth in Section 12(a).
“Registrar” means the Transfer Agent acting in its capacity as registrar for the Class A-1 Preferred, and its successors and assigns or any successor registrar duly appointed by the Corporation.
“Reorganization Event” has the meaning set forth in Section 12(a).
“Securities Act” has the meaning set forth in Section 16(d).
“Senior Securities” has the meaning set forth in Section 2.

“Trading Day” means any day during which all of the following conditions are satisfied: (i) trading in the Common Stock generally occurs on the Principal Stock Exchange and (ii) a closing sale price for the Common Stock is provided on the Principal Stock Exchange or, if the shares of Common Stock are not listed on a U.S. national or regional securities exchange, on the principal other market on which the shares of Common Stock are then traded; provided that if the Common Stock is not publicly listed or traded on any exchange or market, “Trading Day” means Business Day.
“Transfer Agent” means the Person acting as Transfer Agent and paying agent for the Class A-1 Preferred in accordance with the provisions of Section 15, and its successors and assigns, including any successor transfer agent appointed by the Corporation.
Section 4.    Dividends.
(a)    Subject to the provisions of the following sentence, cumulative dividends will be payable, in cash or in kind, at the Corporation’s option, on each outstanding share of Class A-1 Preferred when, as and if declared by the Board of Directors, at an annual rate equal to the Applicable Annual Rate of the Accrued Value of such share of Class A-1 Preferred, which shall be increased annually on each anniversary of the Closing by 2.0% per annum up to a maximum dividend rate of 16.0% per annum. Notwithstanding the foregoing, to the extent the Board of Directors does not declare a dividend in respect of all or any portion of a dividend accrued on a Dividend Accrual Date, the Accrued Value of each share of Class A-1 Preferred shall be increased by an amount equal to the dollar value of all or such portion, as the case may be, of such dividend that would otherwise have been paid on such Dividend Accrual Date had the Board of Directors declared a full dividend on such Dividend Accrual Date.
Any increase in the Accrued Value of the Class A-1 Preferred shall take effect on the Dividend Accrual Date on which the Corporation does not pay all or any portion of the dividend accrued during the preceding Dividend Period. It is understood that where this Certificate of Designations refers to an amount including “dividends accrued and unpaid” (or language of similar import) on a share of Class A-1 Preferred as of a date, such reference shall be understood to mean the amount of dividends that would accrue if such dividends were declared by the Board of Directors on such date, calculated based on the portion of the then current Dividend Period actually elapsed as of such date.
(b)    Subject to Section 4(a), dividends shall accrue and, if declared in cash, be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, a “Dividend Accrual Date”) commencing on May 15, 2021. If a cash dividend is declared by the Board of Directors for a Dividend Accrual Date, such cash dividend will be payable to Holders of record as they appear in the stock register of the Corporation at the close of business on the first day of the month, whether or not a Business Day, in which the relevant Dividend Accrual Date occurs (each, a “Record Date”), Each period from and including a Dividend Accrual Date (or the date of the issuance of the Class A-1 Preferred) to but excluding the following Dividend Accrual Date is herein referred to as a “Dividend Period.”
(c)    Dividends payable or accrued for a Dividend Period will be computed on the basis of a 360-day year of twelve 30-day months. If a Dividend Accrual Date falls on a day that is not a Business Day, and if a cash dividend is declared by the Board of Directors for such Dividend Accrual Date, the dividend will be paid on the next Business Day as if it were paid on the Dividend Accrual Date, and no interest or other amount will accrue on the dividend so payable for the period from and after such Dividend Accrual Date to the date the dividend is paid. No interest or sum of money in lieu of interest will be paid on any dividend payment on shares of Class A-1 Preferred paid later than the scheduled Dividend Accrual Date.

(d)    Dividends on the Class A-1 Preferred are cumulative. Dividends on each share of Class A-1 Preferred shall accrue daily from and after the Issue Date, whether or not earned or declared, and whether or not there are earnings or profits, surplus or other funds or assets of the Corporation legally available for the payment of dividends.
(e)    Upon a conversion or redemption of the Class A-1 Preferred, the Accrued Value shall be increased by any accrued and unpaid dividends to, but excluding, the applicable Conversion Date or redemption date and the number of shares of Common Stock issuable upon such conversion, or the consideration amount payable upon redemption, shall be increased in order to give effect to the related increase in the Accrued Value.
Section 5.    Liquidation.
(a)    In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up (a “Liquidation Event”), the Holders at the time shall be entitled to receive a liquidating distribution in the amount of the Accrued Value per share of Class A-1 Preferred at the time of such Liquidation Event, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation. The Corporation shall give the Holders written notice of any Liquidation Event not later than 15 days prior to the expected date of such Liquidation Event (or, if such Liquidation Event is involuntary and such prior written notice is not practicable, as early as practicable prior to the occurrence of such Liquidation Event), which notice shall set forth in reasonable detail the nature and expected timing of the Liquidation Event and the expected amount of assets of the Corporation available for distribution to holders of Common Stock and Preferred Stock.
(b)    In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Class A-1 Preferred and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
(c)    The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.
Section 6.    Maturity. The Class A-1 Preferred shall be perpetual unless converted or redeemed in accordance with this Certificate of Designations.
Section 7.    Redemption.
(a)    Each Holder of shares of Class A-1 Preferred have the right, at such Holder’s option, to require the Corporation to redeem for cash all or any portion of such Holder’s shares on or after the fifth anniversary of the Closing (the “Holder Redemption Date”), at a redemption price equal to the then applicable Accrued Value per share.

In order to exercise the right to require the Corporation to redeem such Holder’s Class A-1 Preferred pursuant to this Section 7(a), the Holder of such Class A-1 Preferred must complete and manually sign and deliver a notice (a “Holder Redemption Notice”), or a facsimile of such Holder Redemption Notice, to the Corporation not later than 15 Business Days prior to the Business Day selected by such Holder for such Holder Redemption Date. Such Holder Redemption Notice shall state (1) the Holder Redemption Date, (2) the number of shares of Class A-1 Preferred to be redeemed, and (3) that shares of such holder’s Class A-1 Preferred are to be redeemed in whole or in part by the Corporation pursuant to the applicable provisions of this Certificate of Designations. A holder of Class A-1 Preferred who delivers a Notice of Redemption shall surrender the shares of Class A-1 Preferred to be redeemed to the Transfer Agent and, if required, furnish appropriate endorsements and transfer documents prior to the Business Day prior to the Holder Redemption Date.
A Holder Redemption Notice may be withdrawn, in whole or in part with the consent of the Corporation, by means of a written notice of withdrawal (a “Holder Notice of Withdrawal”) delivered to the Transfer Agent at any time until the related Holder Redemption Date, specifying: (i) the number of whole shares of Class A-1 Preferred with respect to which such Holder Notice of Withdrawal is being submitted, (ii) if such Class A-1 Preferred are in certificated form, the certificate numbers of the withdrawn Class A-1 Preferred, and (iii) the number of whole shares of Class A-1 Preferred, if any, that remain subject to the original Holder Redemption Notice.
(b)    If the Corporation ceases to be in compliance with the provisions of Section 16(a), each Holder shall have the right, at such Holder’s option, to require the Corporation to redeem for cash all or any portion of such Holder’s shares of Class A-1 Preferred at a price per share equal to the then applicable Accrued Value per share.
(c)    Other than in accordance with this Section 7, the Class A-1 Preferred shall not be subject to any sinking fund or other similar obligation to redeem, repurchase or retire the Class A-1 Preferred.
Section 8.    Right to Convert. Each Holder shall have the right, at such Holder’s option, at any time and from time to time, to convert all or any portion of such Holder’s shares of Class A-1 Preferred into shares of Common Stock at the then applicable Conversion Rate per share of Class A-1 Preferred.
Holders of Class A-1 Preferred subject to redemption at the option of the Holder shall not have the right to convert such shares unless the related Holder Redemption Notice is withdrawn by the Holder in accordance with the provisions of Section 7(a).
Section 9.    Conversion Procedures; Reservation of Shares of Common Stock.
(a)    Effective immediately prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date, dividends shall no longer accrue or accumulate on any shares of Class A-1 Preferred converted on such Conversion Date and such shares of Class A-1 Preferred shall cease to be outstanding, subject to the right of Holders to receive the shares of Common Stock due upon conversion.
(b)    Except as provided in Section 11 hereto, no allowance or adjustment shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date. Prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date, shares of Common Stock issuable upon conversion of any shares of Class A-1 Preferred shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock issuable upon conversion

(including voting rights and rights to receive any dividends or other distributions on the Common Stock issuable upon conversion) by virtue of holding shares of Class A-1 Preferred.
(c)    Shares of Class A-1 Preferred duly converted in accordance with this Certificate of Designations will resume the status of authorized and unissued serial preferred stock, undesignated as to series and available for future issuance. The Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Class A-1 Preferred, but not below the number of shares of Class A-1 Preferred then outstanding.
(d)    The Person or Persons entitled to receive the Common Stock issuable upon conversion of Class A-1 Preferred shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the Mandatory Conversion Date or any applicable Conversion Date. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued or paid upon conversion of shares of Class A-1 Preferred should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares in the name of the Holder and in the manner shown on the records of the Corporation.
(e)    The conversion of shares of Class A-1 Preferred into shares of Common Stock will occur on the Mandatory Conversion Date or any applicable Conversion Date as follows:
(i)    On the Mandatory Conversion Date, shares of Common Stock shall be issued to a Holder or its designee upon presentation and surrender of the certificate evidencing the Class A-1 Preferred to the Corporation if shares of the Class A-1 Preferred are held in certificated form, and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes. If a Holder’s interest is a beneficial interest in a global certificate representing Class A-1 Preferred, a book-entry transfer through the Depositary will be made by or at the direction of the Corporation upon compliance with the Depositary’s procedures for converting a beneficial interest in a global security.
(ii)    On the date of any conversion at the option of a Holder, if a Holder’s interest is in certificated form, in order to convert Class A-1 Preferred, a Holder must:
(A)    complete and manually sign an irrevocable notice of conversion and deliver such notice to the Corporation;
(B)    surrender the shares of Class A-1 Preferred to the Corporation;
(C)    if required by the Corporation, furnish appropriate endorsements and transfer documents; and
(D)    if required by the Corporation, pay all transfer or similar taxes.
If a Holder’s interest is a beneficial interest in a global certificate representing Class A-1 Preferred, in order to convert, such Holder must comply with paragraphs (C) and (D) of this clause (ii) and comply with the Depositary’s procedures for converting a beneficial interest in a global security. The date on which a Holder complies with the procedures in this clause (ii) is the “Conversion Date.” The Corporation shall deliver the shares of Common Stock due upon conversion at the option of the Holder to such converting Holder by the second Business Day following the Conversion Date.

(f)    The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Class A-1 Preferred as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares or fractions of shares of Class A-1 Preferred. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and non-assessable.
Section 10.    Mandatory Conversion.
(a)    The Corporation shall have the right, in its sole discretion, to cause all outstanding shares of Class A-1 Preferred to convert, without any action by any Holder, into shares of Common Stock on the closing date of the Qualifying Public Offering at a price per share of Class A-1 Preferred that is equal to the lower of the then current Conversion Price or the Public Offering Price discounted by 15.0%.
(b)    Immediately prior to the effective date of a Fundamental Change, each outstanding share of Class A-1 Preferred shall automatically, without any action by the Corporation or any Holder, convert into shares of Common Stock at a conversion rate per share of Class A-1 Preferred equal to the then current Accrued Value of such share divided by the lower of (i) the Acquisition Price discounted by 15.0% and (ii) the Conversion Price as of the effective date of the Fundamental Transaction.
The Corporation shall give the Holders of the Class A-1 Preferred prompt written notice of the Corporation’s execution of any binding definitive agreement expected by the Corporation to result in a Fundamental Change, which notice shall describe in reasonable detail the nature of the Fundamental Change (including, without limitation, the nature and amount of any consideration to be paid to holders of Common Stock), the expected date of completion of the Fundamental Change. Such written notice shall be provided to Holders of Class A-1 Preferred not less than 30 calendar days prior to the anticipated effective date of the Fundamental Change.
Section 11.    Anti-Dilution Adjustments.
(a)    The Conversion Rate shall be subject to the following adjustments (and the Conversion Price shall be adjusted simultaneously with any adjustment to the Conversion Rate):
(i)    If the Corporation issues Common Stock as a dividend or distribution on the Common Stock, or if the Corporation effects a share split or share combination, then the Conversion Rate in effect immediately prior to the Ex-Date for such dividend or distribution or the open of business on the effective date of such share split or share combination, as the case may be, will be multiplied by the following fraction:
OS1
___________
OS0
Where,
OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution or the open of business on the effective date of such share split or share combination, as the case may be.
OS1 = the number of shares of Common Stock that will be outstanding immediately after giving effect to such dividend or distribution or such share split or share combination, as the case may be.
Any adjustment made pursuant to this Section 11(a)(i) shall be effective as of immediately after the open of business on such Ex-Date (in the case of a dividend or distribution) or immediately after the open of business on such effective date (in the case of a share split or share combination). If any dividend or distribution or share split or share combination described in this clause (i) is authorized and declared but not so paid or made or share split or share combination is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Price shall be readjusted, effective as of the date the Board of Directors announces its decision not to make such dividend, distribution, share split or share combination to such Conversion Rate that would be in effect if such dividend, distribution, share split or share combination had not been declared.
(ii)    If the Corporation issues additional shares of Common Stock (including through the issuance, either as a dividend or distribution on shares of Common Stock or otherwise, of derivative securities with respect to the Common Stock that will result in the issuance of additional shares of Common Stock upon the exercise or conversion thereof), other than the issuance of Common Stock as a dividend or distribution for which an adjustment is required to be made pursuant to clause (i) above, without consideration or for a consideration per share less than the Per Share FMV as of the Trading Day immediately preceding (A) in the case of an issuance of rights, options or warrants to subscribe for additional shares of Common Stock as a dividend or distribution to substantially all holders of Common Stock (each, a “Rights Distribution”), the Ex-Date with respect to such Rights Distribution, or (B) in the case of all other issuances of additional shares of Common Stock or derivative securities, the date of announcement of such issue (the time described in subclause (A) or (B), the “Additional Issuance Time”), the Conversion Rate will be multiplied by the following fraction:
OS0 + X
___________
OS0 + Y
Where,
OS0 =    the number of shares of Common Stock outstanding immediately prior to the Additional Issuance Time.
X =    the total number of additional shares of Common Stock to be issued (calculated on an as converted or as exercised basis, in the case of derivative securities).
Y =    the number of shares of Common Stock equal to the quotient of (x) the aggregate amount of consideration received by the Corporation for such additional shares of Common Stock (and/or derivative securities), divided by (y) the Per Share FMV calculated as of the Trading Day immediately preceding the Corporation’s announcement of such issuance.
The Conversion Rate, as adjusted as provided above, shall be further adjusted to equal the quotient of (x) $1.00 divided by (y) the consideration per share received by the Corporation for such issue of such additional shares of Common Stock, if such quotient is higher than the Conversion Rate as adjusted as provided above; provided that if the relevant issuance of additional shares of Common Stock or derivative securities was without consideration, then the Board of Directors, acting reasonably and in good faith, after consultation with an Independent Investment Bank, shall determine the appropriate adjustment to the Conversion Rate, including, without limitation, making an adjustment as provided in clause (ii) above.
In determining whether an issuance of additional shares of Common Stock for a consideration per share less than the Per Share FMV calculated as of the Trading Day immediately preceding the date of announcement of such issue, there shall be taken into account any consideration received by the Corporation for additional shares of Common Stock or derivative securities and any amount payable on exercise or conversion of any such derivative securities, the value of such consideration, if other than cash, to be determined reasonably and in good faith, after consultation with an Independent Investment Bank, by the Board of Directors.
Any adjustment in the Conversion Rate pursuant to this Section 11(a)(ii) shall take effect as of the Additional Issuance Time.
Any adjustment made under this Section 11(a)(ii) with respect a Rights Distribution shall be made successively whenever any additional Rights Distributions occur and shall become effective immediately after the open of business on the Ex-Date for such Rights Distribution. The Corporation shall not make a Rights Distribution in respect of Common Stock held in treasury by the Corporation. To the extent that Common Stock is not delivered after the expiration of such rights, options or warrants issued in a Rights Distribution, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment with respect to the Rights Distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants subject to Rights Distribution are not so distributed, the Conversion Rate shall be readjusted to be the

Conversion Rate that would then be in effect if such Ex-Date for such Rights Distribution had not occurred.
(iii)    If the Corporation distributes shares of its capital stock, evidences of its indebtedness or other of its assets, securities or property, but excluding (A) dividends or distributions for which an adjustment was made under Section 11(a)(i) or (ii), (B) dividends or distributions paid exclusively in cash (which shall be governed by Section 11(a)(iv)) and (C) Spin-Offs (which shall be governed by the provisions set forth below) (any of such shares of capital stock, indebtedness or other assets or property, the “Distributed Property”), to all or substantially all holders of Common Stock, the Conversion Rate will be multiplied by the following fraction:
SP0
___________
SP0 - FMV
Where,
SP0 =  the Per Share FMV of the Common Stock calculated as of the Trading Day immediately preceding the Ex-Date for such distribution of Distributed Property.
FMV =  the fair market value (as determined reasonably and in good faith by the Board of Directors) of the shares of capital stock, evidences of its indebtedness or other of its assets, securities or property, expressed as an amount per share of Common Stock distributable with respect to each outstanding share of Common Stock as of the open of business on the Ex-Date for such distribution.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing adjustment, each Holder shall receive, at the same time and upon the same terms as the holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Date for such distribution (without giving effect to such adjustment).
Any increase made under the portion of this Section 11(a)(iii) above shall become effective immediately after the open of business on the Ex-Date for such distribution of Distributed Property. If such distribution is not so paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
With respect to a payment of a dividend or other distribution on the Common Stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Corporation, where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-Off) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate will be multiplied by the following fraction:
MP0 + FMV
___________
MP0

Where,
MP0 =   the Per Share FMV of the Common Stock calculated as of the 10th Trading Day immediately following, and excluding, the Ex-Date for the Spin-Off.
FMV =  the Per Share FMV of the capital stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock calculated as of the 10th Trading Day immediately following, and excluding, the Ex-Date for the Spin-Off (the “Valuation Period”).
The adjustment to the Conversion Rate under the preceding paragraph with respect to a Spin-Off shall be determined as of the close of business on the last Trading Day of the Valuation Period but shall be given retroactive effect as of the open of business on the Ex-Date for the Spin-Off; provided that, for purposes of determining the Conversion Rate in respect of any conversion during the Valuation Period, references in the portion of this Section 11(a)(iii) related to Spin-Offs to the Valuation Period shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the Ex-Date for such Spin-Off and the Conversion Date for such conversion.
Rights, options or warrants distributed by the Corporation to all holders of its shares of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation’s capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of the shares Common Stock, shall be deemed not to have been distributed for purposes of this Section 11(a)(iii) (and no adjustment to the Conversion Rate under this Section 11(a)(iii) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 11(a)(iii). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof. In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 11(a)(iii) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of shares of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued.
In no event shall the Conversion Rate be decreased pursuant to this Section 11(a)(iii).

(iv)    If any cash dividend or distribution is made to all or substantially all holders of shares of Common Stock, the Conversion Rate will be multiplied by the following fraction:
SP0
___________
SP0 - C
Where,
SP0 =  the Per Share FMV of the Common Stock as of the Ex-Date for such dividend or distribution.
C =       the amount in cash per share of Common Stock the Corporation distributes to holders of its Common Stock.
Such adjustment shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, at the same time and upon the same terms as holders of the Common Stock, the amount of cash such Holder would have received as if such Holder owned a number of Common Stock equal to the Conversion Rate on the Ex-Date for such dividend or distribution.
In no event shall the Conversion Rate be decreased pursuant to this Section 11(a)(iv).
(v)    If the Corporation or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Per Share FMV of the Common Stock as of the close of business on the 10th Trading Day after the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such 10th Trading Day, the “Tender Determination Date”), the Conversion Rate will be multiplied by the following fraction:
AC + (SP1 X OS1)
__________
OS0 X SP1
Where,
AC =  the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Common Stock purchased in such tender or exchange offer.
OS0 =  the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase or exchange of shares in such tender offer or exchange offer).

OS1 =  the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares in such tender offer or exchange offer).
SP1 =  the Per Share FMV of the Common Stock as of the Tender Determination Date.
The adjustment to the Conversion Rate under this Section 11(a)(v) shall be determined on the Tender Determination Date but shall be given retroactive effect as of the open of business on the Trading Day immediately after the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references in this Section 11(a)(v) or in the definition of Per Share FMV to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date for such conversion. In no event shall the Conversion Rate be decreased pursuant to this Section 11(a)(v).
(b)    Notwithstanding this Section 11, if a Conversion Rate adjustment becomes effective on any Ex-Date, and a Holder that has converted its Class A-1 Preferred on or after such Ex-Date and on or prior to the related record date would be treated as the record holder of Common Stock as of the related Conversion Date based on an adjusted Conversion Rate for such Ex-Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 11, the Conversion Rate adjustment relating to such Ex-Date (other than a Conversion Rate adjustment made pursuant to the second paragraph of Section 11(a)(ii)) shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Common Stock on an unadjusted basis and participate, following conversion, as a holder of Common Stock of the Corporation, in the related dividend, distribution or other event giving rise to such adjustment.
(c)    The Corporation may make such decreases in the Conversion Price, in addition to any other increases required by this Section 11, if the Board of Directors deems it to be in the best interests of the Corporation or otherwise advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.
(d)    All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date or any Conversion Date relating to a conversion at the option of the Holder, adjustments to the Conversion Rate will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.
(e)    No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Class A-1 Preferred, without having to convert the Class A-1 Preferred, as if they held the full number of shares of Common Stock into which a share of the Class A-1 Preferred may then be converted.

(f)    The applicable Conversion Price shall not be adjusted:
(i)    upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(ii)    upon the issuance of any shares of the Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;
(iii)    upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;
(iv)    for a change in the par value of the Common Stock; or
(v)    for accumulated and unpaid dividends on the Class A-1 Preferred or for any increase in the Accrued Value.
(g)    Whenever the Conversion Price is to be adjusted in accordance with Section 11(a) or Section 11(c), the Corporation shall as soon as practicable following the determination of the revised Conversion Price provide, or cause to be provided, a written notice to the holders of Class A-1 Preferred setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.
Section 12.    Reorganization Events.
(a)    In the event of:
(i)    any reclassification of the Common Stock into securities including securities other than the Common Stock; or
(ii)    any statutory exchange of the Corporation’s securities (other than in connection with a merger or any Fundamental Change);
(each of the foregoing events, a “Reorganization Event”) pursuant to which the Common Stock is exchanged for securities, cash or other property (“Reference Property” and the kind and amount of Reference Property received by a holder of one share of Common Stock, a “unit of Reference Property” ), the Class A-1 Preferred outstanding immediately prior to such Reorganization Event will thereafter, and without the consent of Holders, become convertible into Reference Property, and each share of Class A-1 Preferred will be convertible into a number of units of Reference Property equal to the Conversion Rate then applicable at the time of any such conversion. If holders of Common Stock are permitted to elect to receive more than one form of Reference Property in connection with a Reorganization Event, the Class A-1 Preferred shall become convertible into the Reference Property elected by a plurality of the holders of Common Stock.
(b)    The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 11 shall apply to any shares of capital stock of the Corporation received by the holders of the Common Stock in any such Reorganization Event.

(c)    The Corporation shall, not later than three (3) Business Days following the date on which a definitive agreement is executed by the Corporation that would give rise to a Reorganization Event, provide written notice to the Holders of such anticipated Reorganization Event. Not later than three (3) Business Days following the date such Reorganization Event occurs, the Corporation shall provide written notice to the Holders of the occurrence of such Reorganization Event and of the kind and amount of the cash, securities or other property or assets that constitutes the Reference Property and a unit of Reference Property. Failure to deliver such notice shall not affect the operation of this Section 12. To the extent any amendments are necessary to this Certificate of Designations to effectuate the intent of this Section 12, the Corporation shall, as promptly as practicable, make such amendments.
Section 13.    Voting Rights.
(a)    So long as any shares of Class A-1 Preferred are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the outstanding shares of Class A-1 Preferred then outstanding, voting separately as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for (i) the issuance of Senior Equity Securities, (ii) effecting or validating any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges, conversion right or voting powers of the Class A-1 Preferred, taken as a whole, and (iii) the payment of any dividends on any series or class or classes of Parity Securities or Junior Securities for any period unless dividends have been declared and paid or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Class A-1 Preferred for all prior dividend periods in accordance with Section 4; provided, however, that for all purposes of this Section 13(a), but subject to the provisions of Section 16,
(i)    any increase in the amount of the Corporation’s authorized but unissued shares of preferred stock, including any shares of preferred stock which would rank equal with or senior to the Class A-1 Preferred with respect to either or both of the payment of dividends or the distribution of assets upon liquidation or dissolution or winding up of the Corporation,
(ii)    any increase in the amount of the Corporation’s authorized or issued Class A-1 Preferred,
(iii)    the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock of the Corporation ranking equally with or junior to the Class A-1 Preferred either or both with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, and
(iv)    a Fundamental Change
will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Class A-1 Preferred.
(b)    Without the consent of the holders of the Class A-1 Preferred, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, of the Class A-1 Preferred, the Corporation may amend, alter, supplement or repeal any terms of the Class A-1 Preferred:
(i)    to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be ambiguous, defective or inconsistent; or
(ii)    to make any provision with respect to matters or questions relating to the Class A-1 Preferred that is not inconsistent with the provisions of this Certificate of Designations.
(c)    On each matter on which holders of Class A-1 Preferred are entitled to vote, each share of Class A-1 Preferred will be entitled to one vote, and when shares of any other class or series of the Corporation’s preferred stock have the right to vote with the Class A-1 Preferred as a single class on any matter, the Class A-1 Preferred and the shares of each such other class or series will have one vote for each $10.00 of liquidation preference (which in the case of the Class A-1 Preferred shall be determined by reference to the Accrued Value).
(d)    In addition to the voting rights specified in Sections 13(a), (b) and (c), Holders of Class A-1 Preferred shall have the right to vote, together with holders of the outstanding shares of Common Stock as a single class, on any and all matters requiring the vote of common stockholders under applicable law and on any other matter put before holders of the Common Stock for a vote. Any such vote shall be on an “as converted” basis such that Holders of the Class A-1 Preferred shall, with respect to each share of Class A-1 Preferred, be entitled to the vote that a holder of a number of shares of Common Stock equal to the Conversion Rate then in effect at the time of such vote would be.
Section 14.    Fractional Shares.
(a)    No fractional shares of Common Stock will be issued as a result of any conversion of shares of Class A-1 Preferred.
(b)    In lieu of any fractional share of Common Stock otherwise issuable upon conversion of the Class A-1 Preferred, the Holder shall be entitled to receive one full share of Common Stock.
(c)    If more than one share of the Class A-1 Preferred is surrendered for conversion at one time (or within 30 days of a conversion) by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Class A-1 Preferred so surrendered.
Section 15.    Transfer Agent, Registrar, Paying Agent and Conversion Agent. The duly appointed Transfer Agent, Registrar, paying agent and Conversion Agent for the Class A-1 Preferred shall be a Person appointed by the Corporation, which may include the Corporation. American Stock Transfer will initially act as the Transfer Agent, Registrar, paying agent and Conversion Agent for the Class A-1 Preferred. The Corporation may, in its sole discretion, appoint any other Person as Transfer Agent, Registrar, paying agent and Conversion Agent for the Class A-1 Preferred.
Section 16.    Additional Provisions Relating to the Class A-1 Preferred.
(a)    Until the earlier to occur of (i) no shares of Class A-1 Preferred remain outstanding and (ii) a Qualifying Public Offering has been completed, (A) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) and (B) no purchase, redemption, repurchase or other acquisition for value of Junior Securities shall be made or be permitted to be made.
(b)    Each Holder of Class A-1 Preferred hereby agrees, with respect to the shares of Common Stock issuable upon conversion of the Class A-1 Preferred and any other shares of Common Stock that it may hold at the time of a Qualifying Public Offering, not to transfer such shares of Common Stock during such periods as reasonably requested by the representatives of the underwriters in the Qualifying Public Offering (but in no event for longer than 30 days prior to or 90 days following the effective date of the registration statement filed in connection with the Qualifying Public Offering of Common Stock).
(c)    (i)    From the date of this Certificate of Designations until the date upon which the Corporation completes a Qualifying Public Offering, the Corporation shall not consummate an offering or offerings (excluding any issuances of securities to employees in connections with bona fide compensation arrangements) of any class or series of (1) equity securities of the Corporation, (2) securities convertible into, exchangeable for, redeemable for or otherwise linked to the issuance of any equity security of the Corporation or (3) subordinated debt securities of the Corporation, in each case whether in a public or private offering (any such security, a “New Security,” and the issuance of any New Security, an “Equity Issuance”), for aggregate gross proceeds in excess of $10.0 million, unless the Corporation gives each Holder of Class A-1 Preferred written notice of the planned Equity Issuance at least ten (10) Business Days prior to the closing of such Equity Issuance, which notice shall include (A) the terms of the New Security in reasonable detail, including but not limited to rights upon liquidation, winding-up or dissolution, dividend rights, conversion rights, and the ranking of the security relative to other securities of the Corporation, as applicable, (B) an offer by the Corporation to each Holder to exchange all, but not less than all, of such Holder’s outstanding shares of Class A-1 Preferred for the New Security at an exchange ratio equal to (x) the then current Accrued Value divided by (y) the offering price of the New Security, and (C) instructions to the Holder regarding how such Holder may exercise its option to exchange its shares of Class A-1 Preferred for the New Security, provided that the deadline for exercising such option shall be no less than five (5) Business Days prior to the closing date of the Equity Issuance.
(ii)    If a Holder of Class A-1 Preferred exercises its option to exchange all of its shares of Class A-1 Preferred for the New Security, (A) the Holder shall surrender its shares of Class A-1 Preferred to the Transfer Agent and, if required, furnish appropriate endorsements, transfer and other documents to the Transfer Agent and the Corporation, (B) the Corporation shall deliver the New Security to such Holder no more than two (2) Business Days following the closing of the Equity Issuance, and (C) the shares of Class A-1 Preferred duly exchanged in accordance with the terms of this Section 16(c) will resume the status of authorized and unissued serial preferred stock, undesignated as to series and available for future issuance.
(iii)    In the event that the calculation of the number of shares of the New Security issuable upon the exchange in accordance with the terms of clause (i) of this Section 16(c) would result in the issuance of fractional shares of the New Security, no fractional shares shall be issued and the Corporation shall pay the Holder an amount in cash equal to (A) the fraction of the share that is not issuable in New Securities multiplied by (B) the offering price of the New Security.
(iv)    In the event that the Corporation does not consummate the closing of the Equity Issuance, all rights of the Holder to any New Security under this Section 16(c) shall terminate; provided that if the Corporation at any time decides to issue such New Security, the Holder shall have all rights set forth in this Section 16(c) with respect to the New Security and shall have at least two (2) Business Days prior to the closing of the Equity Issuance to exercise its option to exchange its Class A-1 Preferred for such New Security.
(v)    The Corporation and the Holder shall take all such other actions as are necessary and appropriate to effect the exchange of the securities as set forth in this Section 16.
(d)    From the date of this Certificate of Designations until the date upon which the Corporation completes a Qualifying Public Offering, no Holder may make any disposition of all or any portion of the Class A-1 Preferred held by such Holder unless and until such Holder shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with information reasonably requested by the Corporation to allow the Corporation to (i) determine that such transfer would not result in potential restriction by the Committee on Foreign Investment in the United States or other regulatory restriction that could negatively impact the ability of the Corporation to conduct its business, (ii) determine whether such transfer would be to a direct competitor of the Corporation and (iii) verify, including by requesting the furnishing of an opinion of counsel reasonably satisfactory to the Corporation (other than for dispositions in compliance with Rule 144), that such transfer would be made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state or other securities laws. Notwithstanding the provisions of this Section 16(d), no such prior notice shall be necessary for a transfer by such Holder to a partner (or retired partner) or member (or retired member) of such Holder in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Holders hereunder.
(e)    The Corporation shall use its commercially reasonable efforts to file, within 90 days after the completion of a Qualifying Public Offering, a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of all of the shares of Common Stock into which any outstanding shares of Class A-1 Preferred convert upon a Qualifying Public Offering on Form S- 3 (except if the Corporation is not then eligible to register for resale the shares of Common Stock on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such shares of Common Stock for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders). The Holder or Holders of such shares of Common Stock included in any registration shall furnish to the Corporation such information regarding such Holder or Holders and their Affiliates, the shares of Common Stock held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Corporation may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance with applicable law or regulation, and during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of such securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution. The obligations of the Corporation under this Section 16(e) are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the foregoing. All reasonable and documented fees and expenses incident to the registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Corporation, fees and disbursements of all independent certified public accountants, blue sky fees and expenses, expenses of the Corporation incurred in connection with any road show and the expense of any special audits incident to or required by any such registration shall be borne by the Corporation. All fees and expenses of any counsel to the Holders, all underwriting discounts, selling commissions and stock transfer taxes relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration.
Section 17.    Tax Withholding. The Corporation may withhold tax from any payment or distribution (or deemed distribution for federal income tax purposes) made hereunder as required by law. In the case of distributions that are deemed to occur for federal income tax purposes where no cash or property is being distributed or paid to the Holder, the Corporation may, at its election, either withhold the tax from any other cash or property otherwise payable to the applicable Holder (including from any future distributions or from any Common Stock receivable by such Holder upon the conversion of the Class A-1 Preferred), or require the Holder to indemnify the Corporation for any such withholding tax, in which case the Holder shall pay the Corporation the amount of such tax within five Business Days of being requested to do so. Any amount of tax (or property) withheld by the Corporation under the terms of this Section 17 shall be promptly paid to the applicable tax authorities and shall be treated as having being paid to the applicable Holder in accordance with the terms of this Certificate of Designations.
Section 18.    Miscellaneous. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Corporation, to the principal executive office of the Corporation or to the Transfer Agent at its principal office in the United States of America, or other agent of the Corporation designated as permitted by this Certificate of Designations, or (ii) if to any Holder or holder of shares of Common Stock, as the case may be, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Class A-1 Preferred or the Common Stock, as the case may be), or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, VOYAGER SPACE HOLDINGS, INC. has caused this Certificate of Designations to be signed by a duly authorized office this 19th day of February, 2021.

VOYAGER SPACE HOLDINGS, INC.

By:	/s/ Dylan Taylor
Name: Dylan Taylor
Title: Chief Executive Officer

VOYAGER SPACE HOLDINGS, INC.
AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151 of the General Corporation Law of the State of Delaware
CLASS B NON-CUMULATIVE CONVERTIBLE PREFERRED STOCK
(par value $0.0001 per share)
Voyager Space Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:
FIRST: The name of the Corporation is Voyager Space Holdings, Inc.
SECOND: The Corporation’s Certificate of Designations of Class B Non-Cumulative Convertible Preferred Stock (the “Class B Certificate of Designations”) was filed with the Secretary of State of the State of Delaware on September 24, 2021.
THIRD: This Amended and Restated Certificate of Designations of Class B Non-Cumulative Convertible Preferred Stock was approved by resolution of the Board of Directors of the Corporation at a meeting held on January 31, 2022.
FOURTH: That in accordance with Section 13 of the Class B Certificate of Designations, the approval of the holders of Class B Non-Cumulative Convertible Preferred Stock is not required to amend and restate the Certificate of Designations.
FIFTH: The Board of Directors of the Corporation adopted resolutions, dated January 31, 2022, to amend and restate the Certificate of Designations of the Class B Non-Cumulative Convertible Preferred Stock to read in its entirety as follows:
Section 1.    Designation of Series and Number of Shares. The shares of such series of preferred stock shall be designated “Class B Preferred Stock” (the “Class B Preferred”), and the authorized number of shares that shall constitute such series shall be 4,400,000 shares, which may be decreased (but not below the number of shares of Class B Preferred then issued and outstanding) from time to time by the Board of Directors. Shares of outstanding Class B Preferred that are purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of preferred stock of the Corporation undesignated as to series.
Section 2.    Ranking. The Class B Preferred will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with the Class A-1 Convertible Preferred Stock of the Corporation and each class or series of capital stock the Corporation may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Class B Preferred as to payment of dividends and distributions upon liquidation, winding up or dissolution of the Corporation (collectively, the “Parity Securities”), (2) senior to the Common Stock and each other class or series of capital stock the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Class B Preferred as to payment of dividends and distributions upon liquidation, winding-up or dissolution of the Corporation (the “Junior Securities”), and (3) junior to the shares of such series of preferred stock of the Corporation designated “Class A Preferred” and each class or series of capital stock the Corporation may issue in the future the terms of which expressly provide that such class or series will rank senior to the Class B Preferred as to payment of dividends and distributions upon liquidation, winding up or dissolution of the Corporation (“Senior Securities”).
Section 3.    Definitions. As used herein with respect to the Class B Preferred:
“Accrued Value” means, with respect to each share of Class B Preferred, the sum of (i) the Original Liquidation Preference plus (ii) an additional amount equal to the dollar value of any accrued dividends on such share of Class B Preferred which have not been paid in accordance with the provisions of Section 4. Any increase in the Accrued Value shall take effect on the Dividend Payment Date on which a dividend payment, or any portion thereof, is not paid in accordance with the provisions of Section 4.
“Affiliate” has the meaning specified in Rule 15b-2 under the Exchange Act.
“Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.
“Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.
“Bylaws” means the Bylaws of the Corporation, as may be amended from time to time.
“Certificate of Designations” means this Certificate of Designations relating to the Class B Preferred, as it may be amended from time to time.
“Certification of Incorporation” means the Certificate of Incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.
“Class B Original Issue Price” means the price per share at which the applicable shares of Class B Preferred were originally issued on. the applicable Issue Date.
“Closing” means the closing of the sale and issuance of shares of the Class B Preferred in a private placement.
“Common Stock” means the Common Stock, par value $0.0001 per share, of the Corporation.
“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Class B Preferred, and its successors and assigns or any successor Conversion Agent appointed by the Corporation.
“Conversion Date” has the meaning set forth in Section 9(e)(ii).
“Conversion Price” means, for the Class B Preferred, Class B Original Issue Price per share, subject to adjustment in accordance with the provisions of Section 11 of this Certificate of Designations.
“Conversion Rate” means, for each share of Class B Preferred, a rate equal to the quotient of (i) the Accrued Value of such share of Class B Preferred divided by (ii) the Conversion Price.
“Corporation” means Voyager Space Holdings, Inc., a Delaware corporation.
“Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.
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“Dividend Payment Date” has the meaning set forth in Section 4(b).
“Dividend Period” has the meaning set forth in Section 4(b).
“DTC” means The Depository Trust Company and its successors or assigns.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Ex-Date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive such issuance or distribution.
“Fundamental Change” means the consummation of any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all the assets of the Corporation and its subsidiaries, taken as a whole (whether by means of a sale of the common equity of the Company or otherwise), to any person other than one of the Corporation's wholly-owned subsidiaries, in each case pursuant to which the Corporation’s common stock will be converted into, or receive a distribution of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Company immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving entity immediately after the transaction; provided that a “fundamental change” will not include any transaction constituting a “Qualifying Public Offering” (as defined below).
“GAAP” means accounting principles generally accepted in the United States of America.
“Holder” means the Person in whose name the shares of the Class B Preferred are registered, which may be treated by the Corporation as the absolute owner of the shares of Class B Preferred for the purpose of making payment and settling any conversions and for all other purposes.
“Independent Investment Bank” means a nationally recognized independent U.S. investment bank.
“Issue Date” means the date on which shares of the Class B Preferred are first issued.
“Junior Securities” has the meaning set forth in Section 2.
“Liquidation Event” has the meaning set forth in Section 5(a).
“Mandatory Conversion Date” means the date on which each outstanding share of Class B Preferred automatically converts into shares of Common Stock in accordance with the provisions of Section 10(a) or 10(b).
“Original Liquidation Preference” means, as to the Class B Preferred, the Class B Original Issue Price per share.
“Parity Securities” has the meaning set forth in Section 2.
“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
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“Per Share FMV” of the Common Stock or any other security on any date means:
(i)    the volume weighted average price per share of the Common Stock or per unit of such other security (in each case, determined by the Corporation using customary methods) on the Principal Stock Exchange for the 10 consecutive Trading Days immediately prior to such date; or
(ii)    if the Common Stock or such other security is not listed for trading on a U.S, national or regional securities exchange on the relevant date, the fair market value per share of the Common Stock or such other security, as determined reasonably and in good faith by the Board of Directors, who may take into account various factors in its determination, including (1) the last quoted bid price for the Common Stock or such other security in the over-the-counter market as reported by OTC Link LLC or a similar organization over a period of Trading Days deemed reasonable and advisable by the Board of Directors, (2) if the Common Stock or such other security is not so quoted, the bid and ask prices for the Common Stock or such other security on the relevant date from Independent Investment Banks over a period of Trading Days deemed reasonable and advisable by the Board of Directors, (3) the opinion or appraisal of an Independent Investment Bank or a U.S. nationally recognized valuation firm, (4) the circumstances of any proposed transaction, including the availability of willing third party buyers or the financial condition or liquidity requirements of the Corporation, (5) the lack of a market for the Common Stock and the limited liquidity with respect thereto, and (6) any other factors deemed relevant by the Board of Directors in its reasonable judgment.
The Per Share FMV of the Common Stock or such other security shall be determined without reference to extended or after-hours trading.
“Principal Stock Exchange” means, with respect to a security, the primary U.S. national or regional stock exchange on which such security is listed for trading.
“Public Offering Price” means the price per share at which Common Stock is offered and sold to the public pursuant to a Qualifying Public Offering.
“Qualifying Public Offering” means a (i) firm-commitment underwritten public offering of Common Stock listed on a national securities exchange, whether primary or secondary, (ii) a direct listing of Common Stock listed on a national securities exchange, or (iii) an acquisition through a de-SPAC transaction, in each case registered with the Securities and Exchange Commission, the gross proceeds of which exceed $50.0 million, which amount may be lowered by the Corporation upon receiving approval of a majority of the then-outstanding shares of the Class B Preferred.
“Record Date” has the meaning set forth in Section 4(b).
“Reference Property” has the meaning set forth in Section 12(a).
“Registrar” means the Transfer Agent acting in its capacity as registrar for the Class B Preferred, and its successors and assigns or any successor registrar duly appointed by the Corporation.
“Reorganization Event” has the meaning set forth in Section 12(a).
“Securities Act” has the meaning set forth in Section 16(c).
“Senior Securities” has the meaning set forth in Section 2.
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“Trading Day” means any day during which all of the following conditions are satisfied: (i) trading in the Common Stock generally occurs on the Principal Stock Exchange and (ii) a closing sale price for the Common Stock is provided on the Principal Stock Exchange or, if the shares of Common Stock are not listed on a U.S. national or regional securities exchange, on the principal other market on which the shares of Common Stock are then traded; provided that if the Common Stock is not publicly listed or traded on any exchange or market, “Trading Day” means Business Day.
“Transfer Agent” means the Person acting as Transfer Agent and paying agent for the Class B Preferred in accordance with the provisions of Section 15, and its successors and assigns, including any successor transfer agent appointed by the Corporation.
Section 4.    Dividends.
(a)    Subject to the provisions of the following sentence, non-cumulative dividends will be payable, in cash or in kind, at the Corporation’s option, on each outstanding share of Class B Preferred only when, as and if declared by the Board of Directors, at an annual rate equal to 6.0% per annum of the Accrued Value of such share of Class B Preferred.
Any increase in the Accrued Value of the Class B Preferred shall take effect on the Dividend Payment Date on which the Corporation does not pay all or any portion of the dividend accrued during the preceding Dividend Period.
(b)    The right to such dividends on the Class B Preferred shall be non-cumulative and rights shall not accrue to holders of the Class B Preferred by reason of the fact that dividends on the Class B Preferred are not declared in any prior quarterly period. Subject to Section 4(a), dividends so declared shall be paid and, if declared in cash, be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, a “Dividend Payment Date”) commencing on November 15, 2021. If a cash dividend is declared by the Board of Directors for a Dividend Payment Date, such cash dividend will be payable to Holders of record as they appear in the stock register of the Corporation at the close of business on the first day of the month, whether or not a Business Day, in which the relevant Dividend Payment Date occurs (each, a “Record Date”). Each period from and including a Dividend Payment Date (or the date of the issuance of the Class B Preferred) to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period.”
(c)    Dividends payable or accrued for a Dividend Period will be computed on the basis of a 360-day year of twelve 30-day months. If a Dividend Payment Date falls on a day that is not a Business Day, and if a cash dividend is declared by the Board of Directors for such Dividend Payment Date, the dividend will be paid on the next Business Day as if it were paid on the Dividend Payment Date, and no interest or other amount will accrue on the dividend so payable for the period from and after such Dividend Payment Date to the date the dividend is paid. No interest or sum of money in lieu of interest will be paid on any dividend payment on shares of Class B Preferred paid later than the scheduled Dividend Payment Date.
(d)    Upon a conversion or redemption of the Class B Preferred, the Accrued Value shall be increased by any accrued and unpaid dividends to, but excluding, the applicable Conversion Date or redemption date and the number of shares of Common Stock issuable upon such conversion, or the consideration amount payable upon redemption, shall be increased in order to give effect to the related increase in the Accrued Value.
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Section 5.    Liquidation.
(a)    In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up (a “Liquidation Event”), the Holders at the time shall be entitled to receive a liquidating distribution in the amount of the Accrued Value per share of Class B Preferred at the time of such Liquidation Event, out of assets legally available for distribution to the Corporation’s stockholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such, liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation, The Corporation shall give the Holders written notice of any liquidation Event not later than 15 days prior to the expected date of such Liquidation Event (or, if such Liquidation Event is involuntary and such prior written notice is not practicable, as early as practicable prior to the occurrence of such liquidation Event), which notice shall set forth in reasonable detail the nature and expected timing of the Liquidation Event and the expected amount of assets of the Corporation available for distribution to holders of Common Stock and Preferred Stock.
(b)    In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Class B Preferred and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
(c)    The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.
Section 6.    Maturity. The Class B Preferred shall be perpetual unless converted or redeemed in accordance with this Certificate of Designations.
Section 7.    [RESERVED].
Section 8.    Right to Convert. Each Holder shall have the right, at such Holder’s option, at any time and from time to time, to convert all or any portion of such Holder’s shares of Class B Preferred into shares of Common Stock at the then applicable Conversion Rate per share of Class B Preferred.
Section 9.    Conversion Procedures; Reservation of Shares of Common Stock.
(a)    Effective immediately prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date, dividends shall no longer accrue on any shares of Class B Preferred converted on such Conversion Date and such shares of Class B Preferred shall cease to be outstanding, subject to the right of Holders to receive the shares of Common Stock due upon conversion.
(b)    Except as provided in Section 11 hereto, no allowance or adjustment shall be made in. respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date. Prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date, shares of Common Stock issuable upon conversion of any shares of Class B Preferred shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock issuable upon conversion
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(including voting rights and rights to receive any dividends or other distributions on the Common Stock issuable upon conversion) by virtue of holding shares of Class B Preferred.
(c)    Shares of Class B Preferred duly converted in accordance with this Certificate of Designations will resume the status of authorized and unissued serial preferred stock, undesignated as to series and available for future issuance. The Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Class B Preferred, but not below the number of shares of Class B Preferred then outstanding.
(d)    The Person or Persons entitled to receive the Common Stock issuable upon conversion of Class B Preferred shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the Mandatory Conversion Date or any applicable Conversion Date. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued or paid upon conversion of shares of Class B Preferred should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares in the name of the Holder and in the manner shown on the records of the Corporation.
(e)    The conversion of shares of Class B Preferred into shares of Common Stock will occur on the Mandatory Conversion Date or any applicable Conversion Date as follows:
(i)    On the Mandatory Conversion Date, shares of Common Stock shall be issued to a Holder or its designee upon presentation and surrender of the certificate evidencing the Class B Preferred to the Corporation if shares of the Class B Preferred are held in certificated form, and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes. If a Holder’s interest is a beneficial interest in a global certificate representing Class B Preferred, a book-entry transfer through the Depositary will be made by or at the direction of the Corporation upon compliance with the Depositary’s procedures for converting a beneficial interest in a global security.
(ii)    On the date of any conversion at the option of a Holder, if a Holder’s interest is in certificated form, in order to convert Class B Preferred, a Holder must:
(A)    complete and manually sign an irrevocable notice of conversion and deliver such notice to the Corporation;
(B)    surrender the shares of Class B Preferred to the Corporation;
(C)    if required by the Corporation, furnish appropriate endorsements and transfer documents; and
(D)    if required by the Corporation, pay all transfer or similar taxes.
If a Holder’s interest is a beneficial interest in a global certificate representing Class B Preferred, in order to convert, such Holder must comply with paragraphs (C) and (D) of this clause (ii) and comply with the Depositary’s procedures for converting a beneficial interest in a global security. The date on which a Holder complies with the procedures in this clause (ii) is the “Conversion Date.” The Corporation shall deliver the shares of Common Stock due upon conversion at the option of the Holder to such converting Holder by the second Business Day following the Conversion Date.
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(f)    The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Class B Preferred as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares or fractions of shares of Class B Preferred. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and non-assessable.
Section 10.     Mandatory Conversion.
(a)    The Corporation shall have the right, in its sole discretion, to cause all outstanding shares of Class B Preferred to convert, without any action by any Holder, into shares of Common Stock on the closing date of the Qualifying Public Offering at a price per share of Class B Preferred that is equal to the then current Conversion Price.
(b)    Immediately prior to the effective date of a Fundamental Change, each outstanding share of Class B Preferred shall automatically, without any action by the Corporation or any Holder, convert into shares of Common Stock at a conversion rate per share of Class B Preferred equal to the then current Accrued Value of such share divided by the Conversion Price as of the effective date of the Fundamental Transaction.
The Corporation shall give the Holders of the Class B Preferred prompt written notice of the Corporation’s execution of any binding definitive agreement expected by the Corporation to result in a Fundamental Change, which notice shall describe in reasonable detail the nature of the Fundamental Change (including, without limitation, the nature and amount of any consideration to be paid to holders of Common Stock), the expected date of completion of the Fundamental Change. Such written notice shall be provided to Holders of Class B Preferred not less than 30 calendar days prior to the anticipated effective date of the Fundamental Change.
Section 11.    Anti-Dilution Adjustments.
(a)    The Conversion Rate shall be subject to the following adjustment (and the Conversion Price shall be adjusted simultaneously with any adjustment to the Conversion Rate):
If the Corporation issues Common Stock as a dividend or distribution on the Common Stock, or if the Corporation effects a share split or share combination, then the Conversion Rate in effect immediately prior to the Ex-Date for such dividend or distribution or the open of business on the effective date of such share split or share combination, as the case may be, will be multiplied by the following fraction:

OS1

OS0
Where,
OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution or the open of business on the effective date of such share split or share combination, as the case may be.
OS1 = the number of shares of Common Stock that will be outstanding immediately after giving effect to such dividend or distribution or such share split or share combination, as the case may be.
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Any adjustment made pursuant to this Section 11(a) shall be effective as of immediately after the open of business on such Ex-Date (in the case of a dividend or distribution) or immediately after the open of business on such effective date (in the case of a share split or share combination). If any dividend or distribution or share split or share combination described in this clause (a) is authorized and declared but not so paid or made or share split or share combination is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Price shall be readjusted, effective as of the date the Board of Directors announces its decision not to make such dividend, distribution, share split or share combination to such Conversion Rate that would be in effect if such dividend, distribution, share split or share combination had not been declared.
(b)    Notwithstanding this Section 11, if a Conversion Rate adjustment becomes effective on any Ex-Date, and a Holder that has converted its Class B Preferred on or after such Ex-Date and on or prior to the related record date would be treated as the record holder of Common Stock as of the related Conversion Date based on an adjusted Conversion Rate for such Ex-Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 11, the Conversion Rate adjustment relating to such Ex-Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Common Stock on an unadjusted basis and participate, following conversion, as a holder of Common Stock of the Corporation, in the related dividend, distribution or other event giving rise to such adjustment.
(c)    The Corporation may make such decreases in the Conversion Price, in addition to any other increases required by this Section 11, if the Board of Directors deems it to be in the best interests of the Corporation or otherwise advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.
(d)    All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date or any Conversion Date relating to a conversion at the option of the Holder, adjustments to the Conversion Rate will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.
(e)    No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Class B Preferred, without having to convert the Class B Preferred, as if they held the full number of shares of Common Stock into which a share of the Class B Preferred may then be converted.
(f)    The applicable Conversion Price shall not be adjusted:
(i)    upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
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(ii)    upon the issuance of any shares of the Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;
(iii)    upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;
(iv)    for a change in the par value of the Common Stock; or
(v)    for accrued and unpaid dividends on the Class B Preferred or for any increase in the Accrued Value.
(g)    Whenever the Conversion Price is to be adjusted in accordance with Section 11 (a) or Section 11(c), the Corporation shall as soon, as practicable following the determination of the revised Conversion Price provide, or cause to be provided, a written notice to the holders of Class B Preferred setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.
Section 12.    Reorganization Events.
(a)    In the event of:
(i)    any reclassification of the Common Stock into securities including securities other than the Common Stock; or
(ii)    any statutory exchange of the Corporation’s securities (other than in connection with a merger or any Fundamental Change);
(each of the foregoing events, a “Reorganization Event”) pursuant to which the Common Stock is exchanged for securities, cash or other property (“Reference Property” and the kind and amount of Reference Property received by a holder of one share of Common. Stock, a “unit of Reference Property”), the Class B Preferred outstanding immediately prior to such Reorganization Event will thereafter, and without the consent of Holders, become convertible into Reference Property, and each share of Class B Preferred, will be convertible into a number of units of Reference Property equal to the Conversion Rate then applicable at the time of any such conversion. If holders of Common Stock are permitted to elect to receive more than one form of Reference Property in connection with a Reorganization Event, the Class B Preferred shall become convertible into the Reference Property elected by a plurality of the holders of Common Stock,
(b)    The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 11 shall apply to any shares of capital stock of the Corporation received by the holders of the Common Stock in any such Reorganization Event.
(c)    The Corporation shall, not later than three (3) Business Days following the date on which a definitive agreement is executed by the Corporation that would give rise to a Reorganization Event, provide written notice to the Holders of such anticipated Reorganization Event. Not later than three (3) Business Days following the date such Reorganization Event occurs, the Corporation shall provide written notice to the Holders of the occurrence of such Reorganization Event and of the kind and amount of the cash, securities or other property or assets that constitutes the Reference Property and a unit of Reference Property. Failure to deliver such notice shall not affect the operation of this Section 12. To the
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extent any amendments are necessary to this Certificate of Designations to effectuate the intent of this Section 12, the Corporation shall, as promptly as practicable, make such amendments.
Section 13.    Voting Rights.
(a)    So long as any shares of Class B Preferred are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least a majority of the outstanding shares of Class B Preferred then outstanding, voting separately as a class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for (i) the issuance of Senior Securities, (ii) effecting or validating any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges, conversion right or voting powers of the Class B Preferred, taken as a whole, and (iii) the payment of any dividends on any series or class or classes of Parity Securities or Junior Securities for any period unless dividends have been declared and paid or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Class B Preferred for all prior dividend periods in accordance with Section 4; provided, however, that for all purposes of this Section 13(a), but subject to the provisions of Section 16,
(i)    any increase in the amount of the Corporation’s authorized but unissued shares of preferred stock, including any shares of preferred stock which would rank equal with or senior to the Class B Preferred with respect to either or both of the payment of dividends or the distribution of assets upon liquidation or dissolution or winding up of the Corporation,
(ii)    any increase in the amount of the Corporation’s authorized or issued Class B Preferred,
(iii)    the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock of the Corporation ranking equally with or junior to the Class B Preferred either or both with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, and
(iv)    a Fundamental Change
will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Class B Preferred.
(b)    Without the consent of the holders of the Class B Preferred, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, of the Class B Preferred, the Corporation may amend, alter, supplement or repeal any terms of the Class B Preferred:
(i)    to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be ambiguous, defective or inconsistent; or
(ii)    to make any provision with respect to matters or questions relating to the Class B Preferred that is not inconsistent with the provisions of this Certificate of Designations.
(c)    On each matter on which holders of Class B Preferred are entitled to vote, each share of Class B Preferred will be entitled to one vote, and when shares of any other class or series of the
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Corporation’s preferred stock have the right to vote with the Class B Preferred as a single class on any matter, the Class B Preferred and the shares of each such other class or series will have one vote for each Original Liquidation Preference amount per share (which in the case of the Class B Preferred shall be determined by reference to the Accrued Value).
(d)    In addition to the voting rights specified in Sections 13(a), (b) and (c), Holders of Class B Preferred shall have the right to vote, together with holders of the outstanding shares of Common Stock as a single class, on any and all matters requiring the vote of common stockholders under applicable law and on any other matter put before holders of the Common Stock for a vote. Any such vote shall be on an “as converted” basis such that Holders of the Class B Preferred shall, with respect to each share of Class B Preferred, be entitled to the vote that a holder of a number of shares of Common Stock equal to the Conversion Rate then in effect at the time of such vote would be.
Section 14.    Fractional Shares.
(a)    No fractional shares of Common Stock will be issued as a result of any conversion of shares of Class B Preferred.
(b)    In lieu of any fractional share of Common Stock otherwise issuable upon conversion of the Class B Preferred, the Holder shall be entitled to receive one full share of Common Stock.
(c)    If more than one share of the Class B Preferred is surrendered for conversion at one time (or within 30 days of a conversion) by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Class B Preferred so surrendered.
Section 15.    Transfer Agent, Registrar, Paying Agent and Conversion Agent. The duly appointed Transfer Agent, Registrar, paying agent and Conversion Agent for the Class B Preferred shall be a Person appointed by the Corporation, which may include the Corporation. American Stock Transfer will initially act as the Transfer Agent, Registrar, paying agent and Conversion Agent for the Class B Preferred. The Corporation may, in its sole discretion, appoint any other Person as Transfer Agent, Registrar, paying agent and Conversion Agent for the Class B Preferred.
Section 16.    Additional Provisions Relating to the Class B Preferred.
(a)    Until the earlier to occur of (i) no shares of Class B Preferred remain outstanding and (ii) a Qualifying Public Offering has been completed, (A) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) and (B) no purchase, redemption, repurchase or other acquisition for value of Junior Securities shall be made or be permitted to be made.
(b)    Each Holder of Class B Preferred hereby agrees, with respect to the shares of Common Stock issuable upon conversion of the Class B Preferred and any other shares of Common Stock that it may hold at the time of a Qualifying Public Offering, not to transfer such shares of Common Stock during such periods as reasonably requested by the representatives of the underwriters in the Qualifying Public Offering (but in no event for longer than 30 days prior to or 90 days following the effective date of the registration statement filed in connection with the Qualifying Public Offering of Common Stock).
(c)    From the date of this Certificate of Designations until the date upon which the Corporation completes a Qualifying Public Offering, no Holder may make any disposition of all or any
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portion of the Class B Preferred held by such Holder unless and until such Holder shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with information reasonably requested by the Corporation to allow the Corporation to (i) determine that such transfer would not result in potential restriction by the Committee on Foreign Investment in the United States or other regulatory restriction that could negatively impact the ability of the Corporation to conduct its business, (ii) determine whether such transfer would be to a direct competitor of the Corporation and (iii) verify, including by requesting the furnishing of an opinion of counsel reasonably satisfactory to the Corporation (other than for dispositions in compliance with Rule 144), that such transfer would be made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state or other securities laws. Notwithstanding the provisions of this Section 16(c), no such, prior notice shall be necessary for a transfer by such Holder to a partner (or retired partner) or member (or retired member) of such Holder in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Holders hereunder.
(d)    The Corporation shall use its commercially reasonable efforts to file, within 90 days after the completion of a Qualifying Public Offering, a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of all of the shares of Common Stock into which any outstanding shares of Class B Preferred convert upon a Qualifying Public Offering on Form S-3 (except if the Corporation is not then eligible to register for resale the shares of Common Stock on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such shares of Common Stock for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders). The Holder or Holders of such shares of Common Stock included in any registration shall furnish to the Corporation such information regarding such Holder or Holders and their Affiliates, the shares of Common Stock held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Corporation may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance with applicable law or regulation, and during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of such securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution. The obligations of the Corporation under this Section 16(d) are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such. Holder or Holders with the foregoing. All reasonable and documented fees and expenses incident to the registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Corporation, fees and disbursements of all independent certified public accountants, blue sky fees and expenses, expenses of the Corporation incurred in connection with any road show and the expense of any special audits incident to or required by any such registration shall be borne by the Corporation. All fees and expenses of any counsel to the Holders, all underwriting discounts, selling commissions and stock transfer taxes relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration.
Section 17.    Tax Withholding. The Corporation may withhold tax from any payment or distribution (or deemed distribution for federal income tax purposes) made hereunder as required by law. In the case of distributions that are deemed to occur for federal income tax purposes where no cash or property is being distributed or paid to the Holder, the Corporation may, at its election, either withhold the tax from any other cash or property otherwise payable to the applicable Holder (including from any future distributions or from any Common Stock receivable by such Holder upon the conversion of the Class B
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Preferred), or require the Holder to indemnify the Corporation for any such withholding tax, in which case the Holder shall pay the Corporation the amount of such tax within five Business Days of being requested to do so. Any amount of tax (or property) withheld by the Corporation under the terms of this Section 17 shall be promptly paid to the applicable tax authorities and shall be treated as having being paid to the applicable Holder in accordance with the terms of this Certificate of Designations.
Section 18.    Miscellaneous. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Corporation, to the principal executive office of the Corporation or to the Transfer Agent at its principal office in the United States of America, or other agent of the Corporation designated as permitted by this Certificate of Designations, or (ii) if to any Holder or holder of shares of Common Stock, as the case may be, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Class B Preferred or the Common Stock, as the case may be), or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.
[SIGNATURE PAGE FOLLOWS]
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IN WITNESS WHEREOF, VOYAGER SPACE HOLDINGS, INC. has caused this Amended and Restated Certificate of Designations to be signed by a duly authorized officer this 7th day of February, 2022.

VOYAGER SPACE HOLDINGS, INC.

By:	/s/ Dylan Taylor
Name: Dylan Taylor
Title: Chief Executive Officer
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CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
VOYAGER SPACE HOLDINGS, INC.
Voyager Space Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:
FIRST: The name of the Corporation is Voyager Space Holdings, Inc.
SECOND: The Corporation’s Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 15, 2019.
THIRD: That this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware by the directors and stockholders of the corporation.
FOURTH: That the first sentence of Section 4(a) of the Certificate of Incorporation shall be deleted in its entirety and inserted in lieu thereof shall be the following:
The total number of shares of all classes of stock that the Corporation shall have authority to issue shall be Two Hundred and Fifty Million (250,000,000) shares of common stock, par value of $0.0001 per share (the “Common Stock”), and Twenty-Two Million (22,000,000) shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”).
FIFTH: Except as herein amended, the Certificate of Incorporation of the Corporation shall remain in full force and effect.
[Signature page follows]

IN WITNESS WHEREOF, VOYAGER SPACE HOLDINGS, INC. has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by a duly authorized officer this 30th day of June, 2023.

VOYAGER SPACE HOLDINGS, INC.

By:	/s/ Dylan Taylor
Name: Dylan Taylor
Title: Chief Executive Officer
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ASS C PREFERRED CERTIFICATE OF DESIGNATIONS
VOYAGER SPACE HOLDINGS, INC.
CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151 of the General Corporation Law of the State of Delaware
CLASS C CONVERTIBLE PREFERRED STOCK
(par value $0.0001 per share)
Voyager Space Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:
The Board of Directors of the Corporation, in accordance with the resolutions of the Board of Directors of the Corporation dated November 2, 2023, the Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”), the Bylaws of the Corporation (the “Bylaws”) and applicable law, adopted the following resolution on such date creating a series of 4,600,000 shares of preferred stock, par value $0.0001 per share, of the Corporation designated as “Class C Preferred Stock”:
RESOLVED that, pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of preferred stock, par value $0.0001 per share, of the Corporation be, and hereby is, created and designated as the “Class C Preferred Stock” and the Board of Directors hereby fixes and determines the number of shares, the designations, voting power, preferences, participations, optional, relative or special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series as set forth below:
Section 1.    Designation of Series and Number of Shares. The shares of such series of preferred stock shall be designated “Class C Preferred Stock” (the “Class C Preferred”), and the authorized number of shares that shall constitute such series shall be 4,600,000 shares, which may be decreased (but not below the number of shares of Class C Preferred then issued and outstanding) from time to time by the Board of Directors. Shares of outstanding Class C Preferred that are purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of preferred stock of the Corporation undesignated as to series.
Section 2.    Ranking. The Class C Preferred will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with each class or series of capital stock the Corporation may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Class C Preferred as to payment of dividends and distributions upon liquidation, winding up or dissolution of the Corporation (collectively, the “Parity Securities”), (2) senior to the Class B Preferred Stock, Class A-1 Preferred Stock and Common Stock and each other class or series of capital stock the Corporation may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Class C Preferred as to payment of dividends and distributions upon liquidation, winding-up or dissolution of the Corporation (the “Junior Securities”), and (3) junior to the shares of such series of preferred stock of the Corporation designated “Class A Preferred” and each class or series of capital stock the Corporation may issue in the future the terms of which expressly provide that such class or series will rank senior to the Class C Preferred as to payment of dividends and distributions upon liquidation, winding up or dissolution of the Corporation (“Senior Securities”).

Section 3.    Definitions. As used herein with respect to the Class C Preferred:
“Accrued Value” means, with respect to each share of Class C Preferred, the sum of (i) the Original Liquidation Preference plus (ii) an additional amount equal to the dollar value of any dividends declared on such share of Class C Preferred which have not been paid.
“Affiliate” has the meaning specified in Rule 15b-2 under the Exchange Act.
“Board of Directors” means the board of directors of the Corporation or any committee thereof duly authorized to act on behalf of such board of directors.
“Business Day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed.
“Bylaws” means the Bylaws of the Corporation, as may be amended from time to time.
“Certificate of Designations” means this Certificate of Designations relating to the Class C Preferred, as it may be amended from time to time.
“Certification of Incorporation” means the Certificate of Incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.
“Class C Original Issue Price” means $43.82 per share.
“Common Stock” means the Common Stock, par value $0.0001 per share, of the Corporation.
“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Class C Preferred, and its successors and assigns or any successor Conversion Agent appointed by the Corporation.
“Conversion Date” has the meaning set forth in Section 9(e)(ii).
“Conversion Price” means, for the Class C Preferred, Class C Original Issue Price per share, subject to adjustment in accordance with the provisions of Section 11 of this Certificate of Designations.
“Conversion Rate” means, for each share of Class C Preferred, a rate equal to the quotient of (i) the Accrued Value of such share of Class C Preferred divided by (ii) the Conversion Price.
“Corporation” means Voyager Space Holdings, Inc., a Delaware corporation.
“Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.
“Dividend Payment Date” has the meaning set forth in Section 4(b).
“Dividend Period” has the meaning set forth in Section 4(b).
“DTC” means The Depository Trust Company and its successors or assigns.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Ex-Date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive such issuance or distribution.
“Fundamental Change” means the consummation of any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all the assets of the Corporation and its subsidiaries, taken as a whole (whether by means of a sale of the common equity of the Corporation or otherwise), to any person other than one of the Corporation’s wholly-owned subsidiaries, in each case pursuant to which the Corporation’s common stock will be converted into, or receive a distribution of the proceeds in, cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving entity immediately after the transaction; provided that a “fundamental change” will not include any transaction constituting a “Qualifying Public Offering” (as defined below).
“GAAP” means accounting principles generally accepted in the United States of America.
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“Holder” means the Person in whose name the shares of the Class C Preferred are registered, which may be treated by the Corporation as the absolute owner of the shares of Class C Preferred for the purpose of making payment and settling any conversions and for all other purposes.
“Independent Investment Bank” means a nationally recognized independent U.S. investment bank.
“Issue Date” means the date on which shares of the Class C Preferred are first issued.
“Junior Securities” has the meaning set forth in Section 2.
“Liquidation Event” has the meaning set forth in Section 5(a).
“Mandatory Conversion Date” means the date on which each outstanding share of Class C Preferred automatically converts into shares of Common Stock in accordance with the provisions of Section 10(a) or 10(b).
“Original Liquidation Preference” means, as to the Class C Preferred, the Class C Original Issue Price per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable Class C Preferred.
“Parity Securities” has the meaning set forth in Section 2.
“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
“Per Share FMV” of the Common Stock or any other security on any date means:
(i)    the volume weighted average price per share of the Common Stock or per unit of such other security (in each case, determined by the Corporation using customary methods) on the Principal Stock Exchange for the 10 consecutive Trading Days immediately prior to such date; or
(ii)    if the Common Stock or such other security is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the fair market value per share of the Common Stock or such other security, as determined reasonably and in good faith by the Board of Directors, who may take into account various factors in its determination, including (1) the last quoted bid price for the Common Stock or such other security in the over-the-counter market as reported by OTC Link LLC or a similar organization over a period of Trading Days deemed reasonable and advisable by the Board of Directors, (2) if the Common Stock or such other security is not so quoted, the bid and ask prices for the Common Stock or such other security on the relevant date from Independent Investment Banks over a period of Trading Days deemed reasonable and advisable by the Board of Directors, (3) the opinion or appraisal of an Independent Investment Bank or a U.S. nationally recognized valuation firm, (4) the circumstances of any proposed transaction, including the availability of willing third party buyers or the financial condition or liquidity requirements of the Corporation, (5) the lack of a market for the Common Stock and the limited liquidity with respect thereto, and (6) any other factors deemed relevant by the Board of Directors in its reasonable judgment.
The Per Share FMV of the Common Stock or such other security shall be determined without reference to extended or after-hours trading.
“Principal Stock Exchange” means, with respect to a security, the primary U.S. national or regional stock exchange on which such security is listed for trading.
“Public Offering Price” means the price per share at which Common Stock is offered and sold to the public pursuant to a Qualifying Public Offering.
“Qualifying Public Offering” means a (i) firm-commitment underwritten public offering of Common Stock listed on a national securities exchange, whether primary or secondary, (ii) a direct listing of Common Stock listed on a national securities exchange, or (iii) an acquisition of the Corporation through a de-SPAC transaction or otherwise by an entity with its shares listed on a national securities exchange, in each case registered with the Securities and Exchange Commission, the gross proceeds of which exceed $50.0 million, which amount may be lowered by the Corporation upon receiving approval of a majority of the then-outstanding shares of the Class C Preferred.
“Record Date” has the meaning set forth in Section 4(b).
“Reference Property” has the meaning set forth in Section 12(a).
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“Registrar” means the Transfer Agent acting in its capacity as registrar for the Class C Preferred, and its successors and assigns or any successor registrar duly appointed by the Corporation.
“Reorganization Event” has the meaning set forth in Section 12(a).
“Securities Act” has the meaning set forth in Section 16(c).
“Senior Securities” has the meaning set forth in Section 2.
“Trading Day” means any day during which all of the following conditions are satisfied: (i) trading in the Common Stock generally occurs on the Principal Stock Exchange and (ii) a closing sale price for the Common Stock is provided on the Principal Stock Exchange or, if the shares of Common Stock are not listed on a U.S. national or regional securities exchange, on the principal other market on which the shares of Common Stock are then traded; provided that if the Common Stock is not publicly listed or traded on any exchange or market, “Trading Day” means Business Day.
“Transfer Agent” means the Person acting as Transfer Agent and paying agent for the Class C Preferred in accordance with the provisions of Section 15, and its successors and assigns, including any successor transfer agent appointed by the Corporation.
Section 4.    Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation or the Certificate of Designations of the Corporation) the holders of the Class C Preferred then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Class C Preferred in an amount at least equal to (i) in the case of a dividend on Common Stock, the product of (A) the dividend declared, paid or set aside on such Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Class C Preferred; (ii) in the case of a dividend on a class or series of capital stock that is convertible into Common Stock, the product of (A) the dividend declared, paid or set aside per share of such class or series of capital stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Class C Preferred, divided by the number of shares of Common Stock issuable upon conversion of a share of such class or series of capital stock; or (iii) in the case of a dividend on any class or series that is not convertible into Common Stock, the product of (A) the amount of the dividend payable on each share of such class or series of capital stock divided by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) the Class C Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Class C Preferred pursuant to this Section 4 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest preferred stock dividend for the Class C Preferred.
Section 5.    Liquidation.
(a)    In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up (a “Liquidation Event”), after payment in full has been made to the holders of shares of Senior Securities of the full amounts to which they shall be entitled as provided in the Certificate of Incorporation by reason of their ownership thereof, the Holders at the time shall be entitled to receive a liquidating distribution in the amount of the Accrued Value per share of Class C Preferred at the time of such Liquidation Event, out of assets legally available for distribution to the Corporation’s stockholders, on a pari passu basis with distributions to any holders of Parity Securities and before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Corporation.
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The Corporation shall give the Holders written notice of any Liquidation Event not later than 15 days prior to the expected date of such Liquidation Event (or, if such Liquidation Event is involuntary and such prior written notice is not practicable, as early as practicable prior to the occurrence of such Liquidation Event), which notice shall set forth in reasonable detail the nature and expected timing of the Liquidation Event and the expected amount of assets of the Corporation available for distribution to holders of Common Stock and Preferred Stock.
(b)    In the event the assets of the Corporation available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, after the payment of any preferential amounts required to be paid to the holders of Senior Securitiesshall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Class C Preferred and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
(c)    The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.
Section 6.    Maturity. The Class B Preferred shall be perpetual unless converted or redeemed in accordance with this Certificate of Designations.
Section 7.    [RESERVED].
Section 8.    Right to Convert. Each Holder shall have the right, at such Holder’s option, at any time and from time to time, to convert all or any portion of such Holder’s shares of Class C Preferred into shares of Common Stock at the then applicable Conversion Rate per share of Class C Preferred.
Section 9.    Conversion Procedures; Reservation of Shares of Common Stock.
(a)    Effective immediately prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date, dividends shall no longer accrue on any shares of Class C Preferred converted on such Conversion Date and such shares of Class C Preferred shall cease to be outstanding, subject to the right of Holders to receive the shares of Common Stock due upon conversion.
(b)    Except as provided in Section 11 hereto, no allowance or adjustment shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date. Prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date, shares of Common Stock issuable upon conversion of any shares of Class C Preferred shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock issuable upon conversion (including voting rights and rights to receive any dividends or other distributions on the Common Stock issuable upon conversion) by virtue of holding shares of Class C Preferred.
(c)    Shares of Class C Preferred duly converted in accordance with this Certificate of Designations will resume the status of authorized and unissued serial preferred stock, undesignated as to series and available for future issuance. The Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Class C Preferred, but not below the number of shares of Class C Preferred then outstanding.
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(d)    The Person or Persons entitled to receive the Common Stock issuable upon conversion of Class C Preferred shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on the Mandatory Conversion Date or any applicable Conversion Date. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued or paid upon conversion of shares of Class C Preferred should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares in the name of the Holder and in the manner shown on the records of the Corporation.
(e)    The conversion of shares of Class C Preferred into shares of Common Stock will occur on the Mandatory Conversion Date or any applicable Conversion Date as follows:
(i)    On the Mandatory Conversion Date, shares of Common Stock shall be issued to a Holder or its designee upon presentation and surrender of the certificate evidencing the Class C Preferred to the Corporation if shares of the Class C Preferred are held in certificated form, and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes. If a Holder’s interest is a beneficial interest in a global certificate representing Class C Preferred, a book-entry transfer through the Depositary will be made by or at the direction of the Corporation upon compliance with the Depositary’s procedures for converting a beneficial interest in a global security.
(ii)    On the date of any conversion at the option of a Holder, if a Holder’s interest is in certificated form, in order to convert Class C Preferred, a Holder must:
(A)    complete and manually sign an irrevocable notice of conversion and deliver such notice to the Corporation;
(B)    surrender the shares of Class C Preferred to the Corporation;
(C)    if required by the Corporation, furnish appropriate endorsements and transfer documents; and
(D)    if required by the Corporation, pay all transfer or similar taxes.
If a Holder’s interest is a beneficial interest in a global certificate representing Class C Preferred, in order to convert, such Holder must comply with paragraphs (C) and (D) of this clause (ii) and comply with the Depositary’s procedures for converting a beneficial interest in a global security. The date on which a Holder complies with the procedures in this clause (ii) is the “Conversion Date.” The Corporation shall deliver the shares of Common Stock due upon conversion at the option of the Holder to such converting Holder by the second Business Day following the Conversion Date.
(f)    The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the conversion of the Class C Preferred as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares or fractions of shares of Class C Preferred. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and non-assessable.
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Section 10.    Mandatory Conversion.
(a)    The Corporation shall have the right, in its sole discretion, to cause all outstanding shares of Class C Preferred to convert, without any action by any Holder, into shares of Common Stock on the closing date of the Qualifying Public Offering at a price per share of Class C Preferred that is equal to the then current Conversion Price.
(b)    Immediately prior to the effective date of a Fundamental Change, each outstanding share of Class C Preferred shall automatically, without any action by the Corporation or any Holder, convert into shares of Common Stock at a conversion rate per share of Class C Preferred equal to the then current Accrued Value of such share divided by the Conversion Price as of the effective date of the Fundamental Change.
The Corporation shall give the Holders of the Class C Preferred prompt written notice of the Corporation’s execution of any binding definitive agreement expected by the Corporation to result in a Fundamental Change, which notice shall describe in reasonable detail the nature of the Fundamental Change (including, without limitation, the nature and amount of any consideration to be paid to holders of Common Stock), the expected date of completion of the Fundamental Change. Such written notice shall be provided to Holders of Class C Preferred not less than 30 calendar days prior to the anticipated effective date of the Fundamental Change.
Section 11.    Anti-Dilution Adjustments.
(a)    The Conversion Rate shall be subject to the following adjustment (and the Conversion Price shall be adjusted simultaneously with any adjustment to the Conversion Rate):
If the Corporation issues Common Stock as a dividend or distribution on the Common Stock, or if the Corporation effects a share split or share combination, then the Conversion Rate in effect immediately prior to the Ex-Date for such dividend or distribution or the open of business on the effective date of such share split or share combination, as the case may be, will be multiplied by the following fraction:

OS1

OS0
Where,
OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution or the open of business on the effective date of such share split or share combination, as the case may be.
OS1 = the number of shares of Common Stock that will be outstanding immediately after giving effect to such dividend or distribution or such share split or share combination, as the case may be.
Any adjustment made pursuant to this Section 11(a) shall be effective as of immediately after the open of business on such Ex-Date (in the case of a dividend or distribution) or immediately after the open of business on such effective date (in the case of a share split or share combination). If any dividend or distribution or share split or share combination described in this clause (a) is authorized and declared but not so paid or made or share split or share combination is announced but the outstanding shares of
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Common Stock are not split or combined, as the case may be, the Conversion Price shall be readjusted, effective as of the date the Board of Directors announces its decision not to make such dividend, distribution, share split or share combination to such Conversion Rate that would be in effect if such dividend, distribution, share split or share combination had not been declared.
(b)    Notwithstanding this Section 11, if a Conversion Rate adjustment becomes effective on any Ex-Date, and a Holder that has converted its Class C Preferred on or after such Ex-Date and on or prior to the related record date would be treated as the record holder of Common Stock as of the related Conversion Date based on an adjusted Conversion Rate for such Ex-Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 11, the Conversion Rate adjustment relating to such Ex-Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Common Stock on an unadjusted basis and participate, following conversion, as a holder of Common Stock of the Corporation, in the related dividend, distribution or other event giving rise to such adjustment.
(c)    The Corporation may make such decreases in the Conversion Price, in addition to any other increases required by this Section 11, if the Board of Directors deems it to be in the best interests of the Corporation or otherwise advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.
(d)    All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date or any Conversion Date relating to a conversion at the option of the Holder, adjustments to the Conversion Rate will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.
(e)    No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Class C Preferred, without having to convert the Class C Preferred, as if they held the full number of shares of Common Stock into which a share of the Class C Preferred may then be converted.
(f)    The applicable Conversion Price shall not be adjusted:
(i)    upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(ii)    upon the issuance of any shares of the Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;
(iii)    upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;
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(iv)    for a change in the par value of the Common Stock; or
(v)    for accrued and unpaid dividends on the Class C Preferred.
(g)    Whenever the Conversion Price is to be adjusted in accordance with Section 11(a) or Section 11(c), the Corporation shall as soon as practicable following the determination of the revised Conversion Price provide, or cause to be provided, a written notice to the holders of Class C Preferred setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.
Section 12.    Reorganization Events.
(a)    In the event of:
(i)    any reclassification of the Common Stock into securities including securities other than the Common Stock; or
(ii)    any statutory exchange of the Corporation’s securities (other than in connection with a merger or any Fundamental Change);
(each of the foregoing events, a “Reorganization Event”) pursuant to which the Common Stock is exchanged for securities, cash or other property (“Reference Property” and the kind and amount of Reference Property received by a holder of one share of Common Stock, a “unit of Reference Property” ), the Class C Preferred outstanding immediately prior to such Reorganization Event will thereafter, and without the consent of Holders, become convertible into Reference Property, and each share of Class C Preferred will be convertible into a number of units of Reference Property equal to the Conversion Rate then applicable at the time of any such conversion. If holders of Common Stock are permitted to elect to receive more than one form of Reference Property in connection with a Reorganization Event, the Class C Preferred shall become convertible into the Reference Property elected by a plurality of the holders of Common Stock.
(b)    The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 11 shall apply to any shares of capital stock of the Corporation received by the holders of the Common Stock in any such Reorganization Event.
(c)    The Corporation shall, not later than three (3) Business Days following the date on which a definitive agreement is executed by the Corporation that would give rise to a Reorganization Event, provide written notice to the Holders of such anticipated Reorganization Event. Not later than three (3) Business Days following the date such Reorganization Event occurs, the Corporation shall provide written notice to the Holders of the occurrence of such Reorganization Event and of the kind and amount of the cash, securities or other property or assets that constitutes the Reference Property and a unit of Reference Property. Failure to deliver such notice shall not affect the operation of this Section 12. To the extent any amendments are necessary to this Certificate of Designations to effectuate the intent of this Section 12, the Corporation shall, as promptly as practicable, make such amendments.
Section 13.    Voting Rights.
(a)    So long as any shares of Class C Preferred are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of a majority of the outstanding shares of Class C Preferred then outstanding, voting separately as a class, given in person or by proxy, either in writing without a meeting or by vote at any
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meeting called for the purpose, shall be necessary for (i) the issuance of Senior Securities, (ii) effecting or validating any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges, conversion right or voting powers of the Class C Preferred, taken as a whole, and (iii) the payment of any dividends on any series or class or classes of Parity Securities or Junior Securities for any period; provided, however, that for all purposes of this Section 13(a), but subject to the provisions of Section 16,
(i)    any increase in the amount of the Corporation’s authorized but unissued shares of preferred stock, including any shares of preferred stock which would rank equal with or senior to the Class C Preferred with respect to either or both of the payment of dividends or the distribution of assets upon liquidation or dissolution or winding up of the Corporation,
(ii)    any increase in the amount of the Corporation’s authorized or issued Class C Preferred,
(iii)    the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock of the Corporation ranking equally with or junior to the Class C Preferred either or both with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, and
(iv)    a Fundamental Change
will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Class C Preferred.
(b)    Without the consent of the holders of the Class C Preferred, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, of the Class C Preferred, the Corporation may amend, alter, supplement or repeal any terms of the Class C Preferred:
(i)    to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be ambiguous, defective or inconsistent; or
(ii)    to make any provision with respect to matters or questions relating to the Class C Preferred that is not inconsistent with the provisions of this Certificate of Designations.
(c)    On each matter on which holders of Class C Preferred are entitled to vote, each share of Class C Preferred will be entitled to one vote, and when shares of any other class or series of the Corporation’s preferred stock have the right to vote with the Class C Preferred as a single class on any matter, any such vote shall be on an “as converted” basis such that each holder of outstanding shares of preferred stock of the Corporation shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of preferred stock of the Corporation held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.
(d)    In addition to the voting rights specified in Sections 13(a), (b) and (c), Holders of Class C Preferred shall have the right to vote, together with holders of the outstanding shares of Common Stock as a single class, on any and all matters requiring the vote of common stockholders under applicable law and on any other matter put before holders of the Common Stock for a vote. Any such vote shall be on an “as converted” basis such that Holders of the Class C Preferred shall, with respect to each
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share of Class C Preferred, shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Class C Preferred held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.
Section 14.    Fractional Shares.
(a)    No fractional shares of Common Stock will be issued as a result of any conversion of shares of Class C Preferred.
(b)    In lieu of any fractional share of Common Stock otherwise issuable upon conversion of the Class C Preferred, the Holder shall be entitled to receive one full share of Common Stock.
(c)    If more than one share of the Class C Preferred is surrendered for conversion at one time (or within 30 days of a conversion) by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Class C Preferred so surrendered.
Section 15.    Transfer Agent, Registrar, Paying Agent and Conversion Agent. The duly appointed Transfer Agent, Registrar, paying agent and Conversion Agent for the Class C Preferred shall be a Person appointed by the Corporation, which may include the Corporation. The Corporation may, in its sole discretion, appoint any other Person as Transfer Agent, Registrar, paying agent and Conversion Agent for the Class C Preferred.
Section 16.    Additional Provisions Relating to the Class C Preferred.
(a)    Until the earlier to occur of (i) no shares of Class C Preferred remain outstanding and (ii) a Qualifying Public Offering has been completed, (A) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Common Stock (other than a dividend payable solely in shares of Common Stock).
Section 17.    Miscellaneous. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or (a) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, or (b) three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Corporation, to the principal executive office of the Corporation or to the Transfer Agent at its principal office in the United States of America, or other agent of the Corporation designated as permitted by this Certificate of Designations, or (ii) if to any Holder or holder of shares of Common Stock, as the case may be, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Class C Preferred or the Common Stock, as the case may be), or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.
[SIGNATURE PAGE FOLLOWS]
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IN WITNESS WHEREOF, VOYAGER SPACE HOLDINGS, INC. has caused this Certificate of Designations to be signed by a duly authorized officer this 8th day of February, 2024.

VOYAGER SPACE HOLDINGS, INC.

By:	/s/ Dylan Taylor
Name: Dylan Taylor
Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
VOYAGER SPACE HOLDINGS, INC.
Voyager Space Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:
FIRST: That this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware by the directors and stockholders of the corporation.
SECOND: That the Certificate of Incorporation of the Corporation be amended by changing the FIRST Article thereof so that, as amended said Article shall read as follows:
“FIRST: The name of the Corporation is Voyager Technologies, Inc. (the “Corporation”).”
THIRD: Except as herein amended, the Certificate of Incorporation of the Corporation shall remain in full force and effect.
[Signature page follows]

IN WITNESS WHEREOF, VOYAGER SPACE HOLDINGS, INC. has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by a duly authorized officer this 8th day of January, 2025.

VOYAGER SPACE HOLDINGS, INC.

By:	/s/ Dylan Taylor
Name: Dylan Taylor
Title: Chief Executive Officer